EXHIBIT 10.56

Exhibit A

TRANSFER AGREEMENT

TRANSFER AGREEMENT

This TRANSFER AGREEMENT is made this 7 day of January, 2004, by and between:

A. Pinellas County, a Florida County (“COUNTY”);

B. Verizon Media Ventures Inc., a Delaware corporation, hereinafter referred to as VERIZON; and

C. Knology Broadband of Florida Inc., a Delaware corporation, hereinafter referred to as KNOLOGY; and

D. Knology New Media Inc., a Delaware corporation and wholly owned subsidiary of Knology Inc., hereinafter referred to as KNOLOGY NEW MEDIA.

KNOLOGY and KNOLOGY NEW MEDIA etc. may be referred to jointly herein as “COMPANIES”.

RECITALS

WHEREAS, VERIZON currently holds a cable franchise (the “FRANCHISE”) from the COUNTY subject to the GTE Media Ventures Cable Franchise Ordinance, Pinellas County Ordinance No. 99-106. (“FRANCHISE AGREEMENT”), as modified and becoming a part thereof, by stipulations attendant to a nominal change in control, from GTE Media Ventures Incorporated and Bell Atlantic Corporation with respect to issues documented in Pinellas County Resolution No. 00-60, which stipulations have been confirmed in writing by GTE Media Ventures Incorporated by Acceptances dated March 20, 2000 and April 24, 2000, and which became effective upon the merger of GTE Corporation and Bell Atlantic Corporation and as further subject to the “Cable System Regulatory Ordinance”, Ordinance 99-46, as amended and codified at Chapter 30 of the Pinellas County Code (“Cable Ordinance”), all of which documents, as any of them may lawfully be or may have been amended from time to time, are collectively referred to as the “FRANCHISE DOCUMENTS”; and

WHEREAS, by action of its Board Directors and stockholder, effective June 23, 2000, GTE Media Ventures Incorporated changed its name to Verizon Media Ventures Inc. (“VERIZON” ) and has provided cable television service to subscribers in the County pursuant to the Franchise Documents, through its cable system in the County (“SYSTEM”); and

WHEREAS, pursuant to an Asset Purchase Agreement dated July 15, 2003 (“Asset Purchase Agreement”), KNOLOGY NEW MEDIA will acquire the franchise currently held by VERIZON and the cable system serving the County both of which will then be assigned to KNOLOGY (the “PROPOSED TRANSACTION”); and

WHEREAS, the FRANCHISE AGREEMENT Section 3.2.1 and the CABLE ORDINANCE Section 30-26.g.(1 & 2) provides that the prior approval of the COUNTY is required for the PROPOSED TRANSACTION; and

WHEREAS, VERIZON and the COMPANIES filed an FCC Form 394 with the COUNTY and requested that the COUNTY approve the PROPOSED TRANSACTION (the “TRANSFER APPLICATION”); and

WHEREAS, KNOLOGY agrees to provide a guarantee, in the attached form, from Knology Inc. and KNOLOGY NEW MEDIA guaranteeing performance by KNOLOGY of all of KNOLOGY’s obligations under the FRANCHISE DOCUMENTS and this TRANSFER AGREEMENT; and

WHEREAS, THE COMPANIES have agreed to comply with the FRANCHISE DOCUMENTS and applicable law from and after the completion of the PROPOSED TRANSACTION; and

WHEREAS, relying on VERIZON, and THE COMPANIEs’ respective representations, the COUNTY is willing to grant its consent to the PROPOSED TRANSACTION, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration for the COUNTY’s consent to the PROPOSED TRANSACTION, and subject to the terms and conditions of this Agreement and of the COUNTY’S Resolution consenting to the PROPOSED TRANSACTION (“TRANSFER RESOLUTION”), THE PARTIES DO HEREBY AGREE as follows:

Section 1. DEFINITION

For purposes of this TRANSFER AGREEMENT, “FRANCHISEE” shall mean VERIZON prior to the closing of the PROPOSED TRANSACTION, and KNOLOGY on and after that date.

Section 2. TRANSFER OF FRANCHISE

2.1 The foregoing recitals are true and correct and are incorporated herein by reference.

2.2 The COUNTY has consented through the TRANSFER RESOLUTION to the PROPOSED TRANSACTION as specified in the TRANSFER APPLICATION, in consideration for the promises and performances of VERIZON and THE COMPANIES as expressed in this TRANSFER AGREEMENT.

Section 3. ACCEPTANCE OF FRANCHISE OBLIGATIONS

3.1 KNOLOGY hereby accepts, acknowledges, and agrees that, after the PROPOSED TRANSACTION, KNOLOGY will be bound by all the commitments, duties, and obligations, present, continuing and future, of the FRANCHISEE embodied in the FRANCHISE DOCUMENTS, and that the PROPOSED TRANSACTION will have no effect on these obligations.

3.2 VERIZON and the COMPANIES agree that neither the PROPOSED TRANSACTION nor the COUNTY’s approval of the PROPOSED TRANSACTION shall in any respect relieve the FRANCHISEE or any of its successors in interest of responsibility for its past acts or omissions, known or unknown. VERIZON hereby agrees that, except to the extent otherwise covered by separate agreements, it shall be liable for its past acts and omissions, known and unknown, including liability for any and all previously accrued but unfulfilled obligations to the COUNTY, under the FRANCHISE DOCUMENTS and applicable law, for all purposes, including but not limited to review of past performance. KNOLOGY agrees that, for purposes of determining whether its FRANCHISE should be renewed, all acts and omissions of FRANCHISEE occurring prior to this Agreement will be deemed to be those of KNOLOGY. The PROPOSED TRANSACTION shall not restrict or expand the rights of the COMPANIES under or related to the FRANCHISE DOCUMENTS as compared to those that could have been exercised by the FRANCHISEE prior to the PROPOSED TRANSACTION.

3.3 VERIZON shall ensure that all records pertaining to the FRANCHISE, including financial records, shall continue to be available after the PROPOSED TRANSACTION in the same way and to the same extent such information was available prior to the PROPOSED TRANSACTION. KNOLOGY shall ensure that all records pertaining to the FRANCHISE in its possession, shall continue to be available after the PROPOSED TRANSACTION in the same way and to the same extent such information was available prior to the PROPOSED TRANSACTION.

3.4 KNOLOGY represents and warrants that it has and will have complete and actual working control over the system.

3.5 KNOLOGY shall execute and submit to the COUNTY an Acceptance of Franchise by KNOLOGY in substantially the form attached hereto as Exhibit B.

3.6 KNOLOGY agrees to provide a guarantee from KNOLOGY, INC. and KNOLOGY NEW MEDIA in the form specified in Exhibit A, which is acceptable to the COUNTY, guaranteeing performance by KNOLOGY of all of KNOLOGY’s obligations under the FRANCHISE DOCUMENTS and this Transfer Agreement. The signed guarantees must be provided on or before the closing of the PROPOSED TRANSACTION.

3.7 VERIZON and the COMPANIES agree that, from and after the consummation of the PROPOSED TRANSACTION it shall comply with all of the terms and conditions set forth in this Transfer Agreement. VERIZON agrees that it will not take any action, without cause, that prevents KNOLOGY from complying with its obligations under the Franchise Documents or this Agreement. VERIZON agrees that it will provide the County 20 days prior notice of any action taken by VERIZON which may reasonably result in an interruption or degradation of service to KNOLOGY subscribers on account of a failure by KNOLOGY to meet an obligation under any agreement between KNOLOGY and VERIZON.

3.8 KNOLOGY and the COUNTY agree to the assignment, by VERIZON, of all rights and responsibilities under terms of the Production Truck Usage Agreement, dated December 5, 2000, consistent with the terms as incorporated through the FRANCHISE AGREEMENT between Verizon Media Ventures Inc. and Pinellas County.

Section 4. RESERVATION OF RIGHTS

4.1 The COUNTY reserves all rights not expressly granted in this Transfer Agreement, including without limitation those specified below.

4.2 The COUNTY waives none of its rights with respect to the FRANCHISEE’, the COMPANIES’ or VERIZON’S compliance with the requirements set forth in the FRANCHISE DOCUMENTS. At no time will the COMPANIES contend, either directly or indirectly, that the COUNTY is barred, by reason of the PROPOSED TRANSACTION, from considering, or raising claims based on, any defaults of KNOLOGY or VERIZON, any failure by KNOLOGY or VERIZON to provide reasonable service in light of the community’s needs, or any failure by KNOLOGY or VERIZON to comply with the terms and conditions of the FRANCHISE DOCUMENTS or with applicable law. The COUNTY approval of the PROPOSED TRANSACTION shall in no way be deemed a representation by the COUNTY that the FRANCHISEE is in compliance with all of its obligations under the FRANCHISE DOCUMENTS.

4.3 Neither this TRANSFER AGREEMENT, nor any other action or omission by the COUNTY at or before the execution of this, TRANSFER AGREEMENT, shall be construed to grant the COUNTY’s consent to any future transfer of the FRANCHISE and/or the SYSTEM, and/or any future change in ownership and/or control of the FRANCHISE and/or the SYSTEM, or to mean that the County’s consent to any future transaction is not required.

4.4 Any consent given by the COUNTY to the PROPOSED TRANSACTION is made without prejudice to, or waiver of, the COUNTY’s right to investigate and take into account any lawful considerations during any future FRANCHISE renewal or transfer process.

4.5 This TRANSFER AGREEMENT does not affect and shall not be construed to affect the rights and authority of the COUNTY to regulate or authorize, by ordinance, license or otherwise, use of the public rights-of-way for purposes other than for cable service.

Section 5. REPRESENTATIONS AND WARRANTIES

5.1 VERIZON and each of the COMPANIES hereby represents and warrants that at the time of the execution of this TRANSFER AGREEMENT: (a) it is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (b) the FRANCHISE DOCUMENTS and, assuming due execution hereof by the other parties hereto, this TRANSFER AGREEMENT constitute legal, valid and binding obligations of such Company enforceable in accordance with their terms; (c) the execution and delivery of, and performance by such Company under, this TRANSFER AGREEMENT and the FRANCHISE DOCUMENTS, where applicable, are within such Company’s power and authority without the joinder or consent of any other party and have been duly authorized by all requisite corporate or partnership action on the part of such Company and are not in contravention of such Company’s partnership agreement charter, bylaws, and/or other organizational documents; and (d) no representation made to the COUNTY by such Company is incomplete, untrue or inaccurate in any material respect.

5.2 KNOLOGY represents and warrants that neither the PROPOSED TRANSACTION nor this TRANSFER AGREEMENT will adversely affect KNOLOGY’s ability to meet the requirements of the current FRANCHISE DOCUMENTS, or to meet the COUNTY’s future cable-related needs and interests in a renewal franchise.

5.3 KNOLOGY represents and warrants that the PROPOSED TRANSACTION will not have any adverse financial effect on the System, or adversely affect performance.

5.4 KNOLOGY represents and warrants that after the PROPOSED TRANSACTION, KNOLOGY’S financial qualifications will be such as shall enable it to maintain and operate the SYSTEM in the COUNTY.

5.5 KNOLOGY represents and warrants that the PROPOSED TRANSACTION will not in any respect reduce the quality of customer service in the COUNTY.

5.6 KNOLOGY represent and warrant that the PROPOSED TRANSACTION will not reduce the quality of existing system maintenance or repair.

Section 6. ADDITIONAL COMMITMENTS

VERIZON agrees to reimburse the COUNTY for all costs, including fees and expenses, actually and reasonably incurred (including, without limitation, for attorneys and financial and technical consultants) in its review of the TRANSFER APPLICATION, including but not limited to the costs of negotiations, evaluating the qualifications of the COMPANIES and preparing this Agreement and related documentation, subject to the $15,000 limitation in Section 30-27(d)(1) of the CABLE ORDINANCE. The COUNTY shall provide VERIZON with an accounting and invoices of these fees and expenses. Payment to the COUNTY shall be delivered within thirty (30) days of receipt of invoices, provided that no payment shall be made to the COUNTY unless the County Commission has approved this Agreement. Such payments are in addition to any franchise fee, communications services taxes, and PEG payments and such payments shall not be treated as costs eligible for treatment as conditions of the FRANCHISE in accordance with 47 CFR _76.925. Failure to make timely payment of these costs and expenses, except to the extent that they are the subject of legitimate dispute, shall constitute a failure of performance of applicable provisions of the Pinellas County Cable System Regulatory Ordinance and the Franchise Agreement for which remedy may be sought from VERIZON directly from its performance bond.

Section 7. INDEMNIFICATION

7.1 VERIZON and each of the COMPANIES agree to indemnify and hold the COUNTY harmless against any loss, claim, damage, liability or expense (including, without limitation, reasonable attorneys’ fees) caused by any representation or warranty made by that Company herein which is determined by a court of competent jurisdiction or by the parties to be untrue or inaccurate in any material respect.

7.2 In addition to any indemnification under the FRANCHISE DOCUMENTS, KNOLOGY shall indemnify and hold the COUNTY harmless against any loss, claim, damage, liability or expense

(including, without limitation, reasonable attorneys’ fees) incurred by the COUNTY in connection with any action or proceeding commenced by a third party (not one of the parties to this TRANSFER AGREEMENT) claiming or asserting any liability of the COUNTY relating to or arising from the PROPOSED TRANSACTION or this TRANSFER AGREEMENT.

7.3 VERIZON shall indemnify, pay the cost of defense, including attorney’s fees, and hold harmless the COUNTY from all suits, actions or claims of any character brought on account of any injuries or damages received or sustained by any person, persons or property by or from the FRANCHISE; or by, or in consequence or of any neglect in safeguarding the work under the FRANCHISE; or on account of act or omission, neglect or misconduct of VERIZON; or by, or on account of, any claim or amounts recovered under the Workers’ Compensation Law or of any other laws, by-laws, ordinance, order or decree, except only such injury or damage as shall have been occasioned by the sole negligence of the COUNTY. Notwithstanding the foregoing, VERIZON’S indemnification obligation hereunder shall be limited to suits, actions, or claims resulting from acts or omissions prior to the date of Transfer. The COUNTY shall give VERIZON prompt notice of the making of any claim or the commencement of any action, suit or other proceeding covered by the provisions of this section.

Section 8. ADDITIONAL CONDITIONS

8.1 In the event the transfer does not close by March 31, 2004, or closes on terms that are in any material respect different from the terms disclosed to the COUNTY in writing, then any COUNTY consent to the PROPOSED TRANSACTION shall be void and of no force or effect, and the PROPOSED TRANSACTION deemed to have been timely denied.

8.2 VERIZON and the COMPANIES hereby waive any and all claims that they may have that any denial of the TRANSFER APPLICATION that results from failure of the conditions herein fails to satisfy the deadlines established by applicable law including, without limitation, claims based on, arising out of, or relating to 47 U.S.C. _537, as amended, and agree that they shall be deemed to have agreed to an extension of the time to act on the TRANSFER APPLICATION as required to make any denial effective.

8.3 KNOLOGY shall provide proof that all required insurance, bonds and letters of credit have been delivered to the COUNTY on or before the Closing of the PROPOSED TRANSACTION.

Within 20 days of Knology Inc. closing its public stock offering, it shall submit proof that it has satisfied any liens or encumbrances arising out of the five million dollar Purchase Money Financing Line of Credit between KNOLOGY NEW MEDIA INC. and certain of its investors.

8.4 Except to the extent provided below all required insurance, bonds and letters of credit currently provided by VERIZON shall remain in full force until KNOLOGY provides proof to the COUNTY that all insurance, bonds and letters of credit as required under the FRANCHISE have been obtained. VERIZON shall maintain in full force and effect a faithful performance bond running to the COUNTY, with a good and sufficient surety approved by the COUNTY, in the amount of $100,000.00, conditioned that VERIZON shall well and truly observe, fulfill, and perform each term and condition of the FRANCHISE which VERIZON is obligated to observe, fulfill, and perform until and including the Closing of the PROPOSED TRANSACTION, and that, in case of any breach which may be discovered and for which a claim may be made before or after the Closing of the PROPOSED TRANSACTION, the COUNTY shall be entitled to recover from the principal and sureties thereof the amount of all damages, including all costs and attorney’s fees incurred by the COUNTY, approximately resulting from the failure of VERIZON to well and faithfully observe and perform any and all of the provisions of the FRANCHISE which VERIZON was obligated to observe and perform prior to and including the Closing of the PROPOSED TRANSACTION. Such bond shall be maintained in full force and effect for a term or succession of terms ending 18 months after the effective date of this TRANSFER AGREEMENT.

Section 9. BREACHES

Any breach of this TRANSFER AGREEMENT on or after Closing by KNOLOGY shall be deemed a breach of the FRANCHISE AGREEMENT and shall be subject to all remedies available for a breach of the FRANCHISE AGREEMENT, in addition to any other remedies the parties may have under this TRANSFER AGREEMENT at law or equity.

Section 10. MISCELLANEOUS PROVISIONS

10.1 Effective Date: This TRANSFER AGREEMENT shall be effective and binding upon the signatories once it has been signed by all signatories.

10.2 Binding Acceptance: This TRANSFER AGREEMENT shall bind and benefit the parties hereto and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns, and the promises and obligations herein shall survive the expiration date hereof. Any purported assignment of this TRANSFER AGREEMENT is void without the express written consent of the signatories.

10.3 Voluntary Agreement: This TRANSFER AGREEMENT is freely and voluntarily given by each party, without any duress or coercion, and after each party has consulted with its counsel. Each party has carefully and completely read all of the terms and provisions of this TRANSFER AGREEMENT. Neither any of the COMPANIES, nor any of their affiliates, nor the COUNTY, will take any action to challenge any provision of this TRANSFER AGREEMENT; nor will they participate with any other person or entity in any such challenge.

10.4 Severability: If any term, condition, or provision of this TRANSFER AGREEMENT shall, to any extent, be held to be invalid, preempted, or unenforceable, the remainder hereof shall be valid in all other respects and continue to be effective.

10.5 Counterparts: This TRANSFER AGREEMENT may be executed in several counterparts, each of which when so executed shall be deemed to be an original copy, and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

10.6 Conforming Amendments to Franchise Agreement: KNOLOGY agrees to accept FRANCHISE amendments to the extent necessary to reflect the PROPOSED TRANSACTION or the provisions of this TRANSFER AGREEMENT.

10.7 Governing Law: This TRANSFER AGREEMENT shall be governed in all respects by the law of the State of Florida.

10.8 Captions and References: The captions and headings of sections throughout this TRANSFER AGREEMENT are intended solely to facilitate reading and reference to the sections and provisions of this TRANSFER AGREEMENT. Such captions shall not affect the meaning or interpretation of this TRANSFER AGREEMENT.

END OF SUBSTANTIVE PROVISIONS

SIGNATURE PAGE AND EXHIBITS TO FOLLOW

AGREED TO THIS 7 DAY OF January, 2004.

[SEAL]

ATTEST			Pinellas County, Florida

/s/ Illegible		By:	/s/ Illegible

Clerk of the Circuit Court			County Administrator

Approved as to Form

/s/ Illegible

County Attorney

Verizon Media Ventures, Inc.

	By:		/s/ Anna Marie Moran

	Name/Title :		Anna Marie Moran Vice President/General Manager

STATE OF __ Texas______:

I HEREBY CERTIFY, that on this 17 day of December, 2003, before me, the subscriber, a Notary Public of the State of Texas, in and for Dallas County, _________, aforesaid personally appeared Anna Marie Moran of Verizon Media Ventures Inc. and acknowledged the foregoing Transfer Agreement by Verizon Media Ventures Inc.in Dallas County, Texas, to be the act and deed of said company.

Dallas County, Texas

AS WITNESS my hand and Notary Seal

/s/ Illegible

Notary Public

My Commission Expires: 11/3/2007

[SEAL]	WANDA F. KOTERBA MY COMMISSION EXPIRES November 1, 2007

Knology New Media, Inc.

By:	/s/ Felix L. Boccucci Jr.
Name/Title:	Felix L. Boccucci, Jr.
Vice President Business Development

STATE OF GEORGIA:

I HEREBY CERTIFY, that on this 9th day of December, 2003, before me, the subscriber, a Notary Public of the State of Georgia, in and for Troup County, Georgia, aforesaid personally appeared Felix L. Boccucci, Jr., Vice President Business Development of Knology, Inc. and acknowledged the foregoing Acceptance of Franchise by Franchisee in Pinellas County, Florida, to be the act and deed of said company.

Troup County, Georgia

AS WITNESS my hand and Notary Seal

/s/ Ruby C. Anderson

Notary Public

My Commission Expires: MY COMMISSION EXPIRES JUNE 21, 2005

Knology Broadband of Florida, Inc.

By:	/s/ Felix L. Boccucci, Jr.
Name/Title:	Felix L. Boccucci, Jr.
Vice President Business Development

STATE OF GEORGIA:

I HEREBY CERTIFY, that on this 9th day of December, 2003, before me, the subscriber, a Notary Public of the State of Georgia, in and for Troup County, Georgia, aforesaid personally appeared Felix L. Boccucci, Jr., Vice President Business Development of Knology, Inc. and acknowledged the foregoing Acceptance of Franchise by Franchisee in Pinellas County, Florida, to be the act and deed of said company.

Troup County, Georgia

AS WITNESS my hand and Notary Seal

/s/ Ruby C. Anderson

Notary Public

My Commission Expires: MY COMMISSION EXPIRES JUNE 21, 2005

EXHIBIT A- Knology Inc.

GUARANTEE OF PERFORMANCE

WHEREAS, the County of Pinellas, Florida (“COUNTY”) granted a franchise (“FRANCHISE”) to Verizon Media Ventures Inc., to erect, construct, operate, and maintain a cable system in the COUNTY pursuant to the GTE Media Ventures Incorporated. Cable Franchise Ordinance, Pinellas County Ordinance No. 99-106 as modified and becoming a part thereof, by stipulation attendant to a nominal change in control, from GTE Media Ventures Incorporated with respect to issues documented in Pinellas County Resolution No. 00-60, which stipulations have been confirmed in writing by GTE Media Ventures Incorporated on March 20, 2000 and April 24, 2000, were accepted for filing by the Board of County Commissioners on May 2, 2000 and which became effective upon the merger of GTE Corporation and Bell Atlantic Corporation and as further subject to the “Cable System Regulatory Ordinance”, Ordinance 99-46, as amended and codified at Chapter 30 of the Pinellas County Code, all of which documents, as any of them may lawfully be or may have been amended from time to time, are collectively referred to as the “FRANCHISE DOCUMENTS”; and

WHEREAS, the County of Pinellas, Florida (“COUNTY”) consented to a transfer of a COUNTY franchise from VERIZON to KNOLOGY (“FRANCHISEE”) conditioned upon execution of a transfer agreement and related documents including this Guarantee; and

WHEREAS, Knology Inc. (“GUARANTOR”) is an indirect parent of the FRANCHISEE and will have a substantial interest in the FRANCHISE, in the conduct of the FRANCHISEE, and in the FRANCHISE DOCUMENTS, which are incorporated herein by this reference;

NOW, THEREFORE, the GUARANTOR hereby unconditionally guarantees the due and timely performance of any and all obligations of the FRANCHISEE required by the FRANCHISE DOCUMENTS. The GUARANTOR also promises that no company in the chain of ownership between it and the FRANCHISEE will take any action that would prevent the FRANCHISEE from performing its obligations under the FRANCHISE. This Guarantee, unless terminated, substituted or canceled as hereinafter provided, shall remain in full force and effect for the term of the FRANCHISE, as it may be renewed or extended and as provided by the FRANCHISE DOCUMENTS; provided, however, that upon the COUNTY’S prior written approval of a substitute guarantor, which approval shall not be unreasonably withheld, this Guarantee may be terminated, substituted or canceled upon written notice from the GUARANTOR to the COUNTY and the FRANCHISEE. Any such substitution of the GUARANTOR will be implemented in a manner that ensures that the substitute guarantee is in place and effective prior to or contemporaneously with the termination, substitution or cancellation of this Guarantee so that there is no breach in coverage.

Any notice of such a substitution as required by law shall be addressed to the COUNTY Administrator with a copy to the FRANCHISEE. Such termination shall not affect liability incurred or accrued under this Guarantee prior to the effective date of such termination or cancellation.

Knology, Inc.

By:	/s/ FELIX L. BOCCUCCI

Name:	FELIX L. BOCCUCCI
Title:	VP BUSINESS DEVELOPMENT

STATE OF GEORGIA:

I HEREBY CERTIFY, that on this 13th day of February, 2004, before me, the subscriber, a Notary Public of the State of Georgia, in and for Troup County, Georgia, aforesaid personally appeared Felix L. Boccucci of Knology, Inc. West Point, GA acknowledged the foregoing Acceptance of Franchise by Franchisee in Pinellas County, Florida, to be the act and deed of said company.

Troup County, Georgia

AS WITNESS my hand and Notary Seal

/s/ Ruby C. Anderson

Notary Public

My Commission Expires: MY COMMISSION EXPIRES JUNE 21, 2005

EXHIBIT A- Knology New Media Inc.

GUARANTEE OF PERFORMANCE

WHEREAS, the County of Pinellas, Florida (“COUNTY”) granted a franchise (“FRANCHISE”) to Verizon Media Ventures Inc., to erect, construct, operate, and maintain a cable system in the COUNTY pursuant to the GTE Media Ventures Incorporated. Cable Franchise Ordinance, Pinellas County Ordinance No. 99-106 as modified and becoming a part thereof, by stipulation attendant to a nominal change in control, from GTE Media Ventures Incorporated with respect to issues documented in Pinellas County Resolution No. 00-60, which stipulations have been confirmed in writing by GTE Media Ventures Incorporated on March 20, 2000 and April 24, 2000, were accepted for filing by the Board of County Commissioners on May 2, 2000, and which became effective upon the merger of GTE Corporation and Bell Atlantic Corporation and as further subject to the “Cable System Regulatory Ordinance”, Ordinance 99-46, as amended and codified at Chapter 30 of the Pinellas County Code, all of which documents, as any of them may lawfully be or may have been amended from time to time, are collectively referred to as the “FRANCHISE DOCUMENTS”; and

WHEREAS, the County of Pinellas, Florida (“COUNTY”) consented to a transfer of a COUNTY franchise from VERIZON to KNOLOGY (“FRANCHISEE”) conditioned upon execution of a transfer agreement and related documents including this Guarantee; and

WHEREAS, Knology New Media Inc. (“GUARANTOR”) is an indirect parent of the FRANCHISEE and will have a substantial interest in the FRANCHISE, in the conduct of the FRANCHISEE, and in the FRANCHISE DOCUMENTS, which are incorporated herein by this reference;

NOW, THEREFORE, the GUARANTOR hereby unconditionally guarantees the due and timely performance of any and all obligations of the FRANCHISEE required by the FRANCHISE DOCUMENTS. The GUARANTOR also promises that no company in the chain of ownership between it and the FRANCHISEE will take any action that would prevent the FRANCHISEE from performing its obligations under the FRANCHISE. This Guarantee, unless terminated, substituted or canceled as hereinafter provided, shall remain in full force and effect for the term of the FRANCHISE, as it may be renewed or extended and as provided by the FRANCHISE DOCUMENTS; provided, however, that upon the COUNTY’s prior written approval of a substitute guarantor, which approval shall not be unreasonably withheld, this Guarantee may be terminated, substituted or canceled upon written notice from the GUARANTOR to the COUNTY and the FRANCHISEE. Any such substitution of the GUARANTOR will be implemented in a manner that ensures that the substitute guarantee is in place and effective prior to or contemporaneously with the termination, substitution or cancellation of this Guarantee so that there is no breach in coverage.

Any notice of such a substitution as required by law shall be addressed to the COUNTY Administrator with a copy to the FRANCHISEE. Such termination shall not affect liability incurred or accrued under this Guarantee prior to the effective date of such termination or cancellation.

Knology New Media Inc.

By:	/s/ FELIX L. BOCCUCCI

Name:	FELIX L. BOCCUCCI
Title:	VP BUSINESS DEVELOPMENT

STATE OF GEORGIA

I HEREBY CERTIFY, that on this 13th day of February, 2004, before me, the subscriber, a Notary Public of the State of Georgia, in and for Troup County, Georgia, aforesaid personally appeared Felix L. Boccucci of Knology, Inc. West Point, Georgia and acknowledged the foregoing Acceptance of Franchise by Franchisee in Pinellas County, Florida, to be the act and deed of said company.

Troup County, Georgia

AS WITNESS my hand and Notary Seal

/s/ Ruby C. Anderson

Notary Public

My Commission Expires: MY COMMISSION EXPIRES JUNE 21, 2005

EXHIBIT B

ACCEPTANCE OF FRANCHISE BY THE FRANCHISEE

Knology (“FRANCHISEE”) hereby accepts the franchise to erect, construct, maintain, and operate a cable system offered by the GTE Media Ventures Cable Franchise Ordinance, Pinellas County Ordinance No. 99-106 (“FRANCHISE AGREEMENT”), as modified and becoming a part thereof, by stipulation attendant to a nominal change in control, from GTE Media Ventures Incorporated with respect to issues documented in Pinellas County Resolution No. 00-60, which stipulations have been confirmed in writing by GTE Media Ventures Incorporated on March 20, 2000 and April 24, 2000, were accepted for filing by the Board of County Commissioners on May 2, 2000, and which became effective upon the merger of GTE Corporation and Bell Atlantic Corporation and as further governed by Ordinance No. 99-46 (“FRANCHISE ORDINANCE”). By this acceptance, FRANCHISEE agrees that, as set forth in the FRANCHISE ORDINANCE, it shall be bound by the terms and conditions of the FRANCHISE AGREEMENT, any amendments thereto, and subject to the “Cable System Regulatory Ordinance”, Ordinance 99-46, as amended and codified at Chapter 30 of the Pinellas County Code, and the Transfer Agreement dated January 7, 2004 (collectively, the “FRANCHISE DOCUMENTS”).

By accepting the franchise, the FRANCHISEE further: (1) acknowledges and accepts the COUNTY’s legal right to issue and enforce the franchise; (2) agrees that it will not oppose the COUNTY’s intervention in any proceeding affecting its franchise or obligations thereunder; (3) accepts and agrees to comply with each and every provision of the FRANCHISE DOCUMENTS; and (4) agrees that the franchise was granted pursuant to processes and procedures consistent with applicable law, and that it will not raise any claim to the contrary.

The FRANCHISEE declares that it has carefully read all of the terms and conditions of the FRANCHISE DOCUMENTS, and accepts and agrees to abide by same.

The FRANCHISEE is bound to maintain and operate a cable system under the terms, conditions and limitations set forth in the FRANCHISE DOCUMENTS and other applicable law, as of the time and date it files this written acceptance with Stephen M. Spratt, Pinellas County Administrator.

END OF SUBSTANTIVE PROVISIONS, SIGNATURE PAGE TO FOLLOW

AGREED TO THIS 13th DAY OF February, 2004.

Knology

By:	/s/ Illegible

Its:	VP BUSINESS DEVELOPMENT

STATE OF GEORGIA:

I HEREBY CERTIFY, that on this 13th day of February, 2004, before me, the subscriber, a Notary Public of the State of [State], in and for Troup County, [State], aforesaid personally appeared Felix L. Boccucci of Knology, Inc. West Point, GA and acknowledged the foregoing Acceptance of Franchise by Franchisee in Pinellas County, [Florida], to be the act and deed of said company.

Troup County, Georgia

AS WITNESS my hand and Notary Seal

/s/ Ruby C. Anderson

Notary Public

My Commission Expires: MY COMMISSION EXPIRES JUNE 21, 2005

RESOLUTION NO. 03–237

A RESOLUTION CONCERNING THE TRANSFER OF THE CABLE TELEVISION FRANCHISE FOR THE PURPOSE OF GRANTING THE CONSENT OF THE COUNTY TO THE ASSIGNMENT AND TRANSFER OF THE CABLE TELEVISION FRANCHISE AND CABLE TELEVISION SYSTEM FROM VERIZON MEDIA VENTURES INC. TO KNOLOGY BROADBAND OF FLORIDA, INC.

Whereas, Pinellas County, Florida (“County”) granted a franchise (“Franchise”) to GTE Media Ventures Incorporated, to erect, construct, operate, and maintain a cable television system in the County pursuant to GTE Media Ventures Incorporated Cable Franchise Ordinance, Pinellas County Ordinance No. 99-106 (“Franchise Agreement”), as modified and becoming a part thereof, by stipulation attendant to a nominal change in control, from GTE Media Ventures Incorporated with respect to issues documented in Pinellas County Resolution No. 00-60, which stipulations have been confirmed in writing by GTE Media Ventures Incorporated on March 20, 2000 and April 24, 2000 and which became effective upon the merger of GTE Corporation and Bell Atlantic Corporation and as further subject to the “Cable System Regulatory Ordinance,” Ordinance 99-46, as amended and codified at Chapter 30 of the Pinellas County Code (“Cable Ordinance”), all of which documents, as any of them may lawfully be or may have been amended from time to time, are collectively referred to as the “Franchise Documents”; and

Whereas, by action of its Board of Directors and stockholder, effective June 23, 2000, GTE Media Ventures Incorporated changed its name to Verizon Media Ventures Inc. (“Verizon”) and has provided cable television service to subscribers in the County pursuant to the Franchise Documents, through its cable system in the County (“System”); and

Whereas, pursuant to an Asset Purchase Agreement dated July 15, 2003 (“Asset Purchase Agreement”), by and between Verizon and Knology New Media, Inc. (“Knology New Media”), Verizon will transfer the franchise currently held by Verizon and the cable system serving the County (“System”) to Knology Broadband of Florida, Inc. (“Knology”) (the “Proposed Transaction”); and

Whereas Verizon, Knology New Media and Knology filed an FCC Form 394 with the County and requested that the County approve the Proposed Transaction (the “Transfer Application”); and

Whereas, Knology is a wholly-owned subsidiary of Knology New Media; and

Whereas, the Cable Ordinance requires the County’s prior consent to a transfer affecting the Franchise; and

Whereas, the County has reviewed the Transfer Application and examined the financial responsibility, technical expertise and legal qualifications of Knology in accordance with applicable laws and the Franchise Documents; and

Whereas, Knology agrees to provide a guarantee of performance from Knology, Inc., and Knology New Media guaranteeing performance by Knology of all of Knology’s obligations under the Franchise Documents and the Transfer Agreement attached hereto as Exhibit A; and

Whereas, Knology has agreed to comply with the Franchise Documents and applicable law from and after the completion of the Proposed Transaction; and

Whereas, Verizon has agreed to provide security in the form of performance bonds and indemnification to the County for actions or omissions by Verizon or GTE Media Ventures. Inc. as Franchisee under both the existing and preceding franchises; and

Whereas, relying on Verizon, Knology New Media, and Knology’s respective representations, the County is willing to grant its consent to the Proposed Transaction, subject to the terms and conditions which are attached hereto as Exhibit A; and

NOW, THEREFORE, BE IT RESOLVED THAT:

Section 1. The County’s consent to, and approval of, the Proposed Transaction is hereby granted in accordance with Pinellas County Code Section 30-26(g)(l & 2) of the Cable Ordinance, subject to the following conditions:

(a) that on or before March 31, 2004, Verizon and Knology enter into and execute a Transfer Agreement, substantially in the form of Exhibit A, attached hereto;

(b) that the Proposed Transaction is consummated on or before March 31, 2004; and

(c) that the Proposed Transaction is consummated on terms and conditions identical in all material respects to those described in the Transfer Application and the Transfer Agreement.

Section 2. The County releases Verizon, effective upon the closing of the Proposed Transaction, from all obligations and liabilities under the Franchise that accrue on and after the closing date, except for suits, actions or claims made on or after the closing date that result from an act or omission by Verizon prior to the closing date; provided that Knology shall be responsible for any obligations and liabilities under the Franchise that accrue on and after the closing date.

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Section 3. If any of the conditions specified in this Resolution or in Exhibit A are not satisfied as of the date of dosing of the Proposed Transaction, then the County’s consent to, and approval of the Transfer is hereby denied as of the date hereof.

Section 4. If any representations made to the County by Verizon, Knology or Knology New Media prove to be incomplete, untrue or inaccurate in any material respect, it shall be deemed a material breach of the Franchise Documents and the County shall have available to it all remedies provided under the Franchise Documents and applicable law including, without limitation, revocation or termination of the Franchise.

Section 5. The County Administrator is hereby authorized to execute a Transfer Agreement as specified in this Resolution on behalf of the County.

In the regular meeting duly assembled on the 2 day of December 2003, Commissioner Harris offered the foregoing Resolution and moved its adoption, which was seconded by Commissioner Latvala and upon roll call the vote was:

AYES: Seel, Latvala, Stewart, Harris, Morroni and Welch.

NAYS: None.

ABSENT AND NOT VOTING: Todd.

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GTE MEDIA VENTURES INCORPORATED FRANCHISE AGREEMENT

TABLE OF CONTENTS

SECTION 1.	FINDINGS	1
	1.1. Criteria for Granting	1
	1.2. Effect of Competition	2

SECTION 2.	SHORT TITLE	2

SECTION 3.	INCORPORATION OF CABLE SYSTEM REGULATORY ORDINANCE; EXCEPTIONS	2
	3.1 Full Incorporation	2
	3.2 Exceptions	2
	3.2.1 Right to Renegotiate	2
	3.2.2 Exceptions to Mandatory Extension Rule	3
	A. Municipal Gaps	3
	B. Multiple Dwelling Unit Area	3
	C. Enclaves	3
	D. Internet and Like Services	3
	3.2.3 Audit Limitations	3

SECTION 4.	CONDITIONS AND TERM OF GRANT	4
	4.1 Granting of Franchise	4
	4.2 Conditions of Grant	4
	4.3 Length of Term	4

SECTION 5.	COMPLIANCE WITH OTHER LAWS; DISPUTE RESOLUTION	4
	5.1 Compliance With Laws and Standards	4
	5.2 Conflicts with Franchise Terms	4
	5.3 Challenge Provisions	5
	5.4 State of Execution	5

SECTION 6.	SECURITY	5
	6.1 Indemnification and Insurance Requirements	5
	6.2 Security Fund, Construction and Performance Bond	5
	6.2.1 Establishment	5
	6.2.2 Amount of Security Fund	5
	6.2.3 Assessment from Security Fund	5
	6.2.4 Non-waiver of Ordinance Requirements	5
	6.2.5 Procedure for Remedying Franchise Violations	6

SECTION 7.	PUBLIC, EDUCATIONAL AND GOVERNMENTAL (“PEG”) ACCESS	6
	7.1 PEG Generally	6
	7.1.1 Initial Grant	6
	7.1.2 Allocation of PEG Access Channel Capacity Generally	6
	A. Restrictions on Use	6
	i. Provision in Accordance with Applicable Law	6
	ii. Provision upon Request	6
	iii. Editorial Control	7
	iv. Number of PEG Channels Generally	7
	v. Leased Access	7

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	B. Grantee Use of PEG Channels	7
	C. Grantee Use of Unused Air Time on PEG Channels	7
	D. Change of Channel Designations	7
	7.1.3 Grantee Support for PEG Access and Institutional Network	8
	A. PEG Access and Institutional Network Support Payments	8
	i. No Offset Against Franchise Fees	8
	ii. PEG and Institutional Network Expenditures Not Subject to Review	8
	B. Government Access Coverage	8
	C. Early Termination	8
	7.1.4 Interconnection	8
	A. Interconnection Required	8
	B. Interconnection Procedure	9
	C. Relief	9
	D. Cooperation and Assistance Required	9
	E. Assure Future Interconnection Capability	9
	7.2 Government Access	9
	7.2.1 Channel Capacity	9
	A. Interactive Service	10
	B. Video Programming	10
	7.2.2 Acquisition and Distribution of Government Access Programming	10
	A. Government Access	10
	B. Emergency Operations Center	10
	7.2.3 Production Truck	10
	7.2.4 Basic Cable Service and Institutional Network Support	11
	A. Cable Connection to Public Agencies	11
	i. No Cost Initial Service	11
	ii. Connection Cost Payable for Remote Sites	11
	B. Internet Service	11
	7.3 Public Access	11
	7.3.1 Public Access Channels	11
	7.3.2 Acquisition and Distribution of Public Access Programming	12
	7.4 Education	12
	7.4.1 Education Channels	12
	7.4.2 Acquisition and Distribution of Educational Programming	12

SECTION 8.	PAYMENTS TO GRANTOR AND FINANCIAL RECORDS AND REPORTS	12
	8.1 Gross Revenue Reports	12
	8.1.1 Audits	12
	8.1.2 Document Maintenance and Retention	13
	8.1.3 Audit Limitations	13
	8.1.4 Payment of Audit Discrepancies	13
	8.2 Franchise Fees	13
	8.2.1 Monthly Report and Franchise Fee Payment	13
	8.2.2 Annual Report	14
	8.2.3 Other Reports	14
	8.3 Changes in the Franchise Fees	14

SECTION 9.	GRANTOR RIGHT TO PURCHASE FRANCHISE PROVIDED	14

SECTION 10.	ADDITIONAL REPORTS TO BE FILED BY GRANTEE	15
	10.1 Stockholder Report	15

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	10.2 Ownership Information	15

SECTION 11.	RATES TO BE CHARGED BY GRANTEE	15
	11.1 Regulatory Option Reserved	15
	11.2 Conflicts with State or Federal Law	15

SECTION 12.	QUALITY OF SERVICE	15

SECTION 13.	MAJOR SYSTEM ADDITIONS AFTER INITIAL CONSTRUCTION	15

SECTION 14.	GRANTEE’S RULES	16

SECTION 15.	FRANCHISE AREA; CONSTRUCTION	16
	15.1 Franchise Area	16
	15.1.1 Residential Service	16
	15.1.2 Non-residential Service	16
	15.2 Construction	16

SECTION 16.	ASSURING NONDISCRIMINATORY TREATMENT	16

SECTION 17.	CAPTIONS	16

SECTION 18.	SEVERABILITY	17

SECTION 19.	REPEALER	17

SECTION 20.	CONFLICTING ORDINANCES	17

SECTION 21.	EFFECTIVE DATE	17

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PINELLAS COUNTY ORDINANCE NO. 99-106

AN ORDINANCE APPROVING A CABLE SYSTEM FRANCHISE AGREEMENT WHICH GRANTS A CABLE SYSTEM FRANCHISE TO GTE MEDIA VENTURES INCORPORATED; PROVIDING FOR INCORPORATION OF AND EXCEPTIONS TO THE CABLE SYSTEM REGULATORY ORDINANCE; PROVIDING FOR CONDITIONS TO AND A TERM OF TEN YEARS IN THE GRANT; PROVIDING FOR COMPLIANCE WITH OTHER LAWS AND DISPUTE RESOLUTION; PROVIDING FOR SECURITY; PROVIDING FOR PUBLIC, EDUCATIONAL AND GOVERNMENTAL ACCESS INCLUDING ALLOCATION OF AND RESTRICTION ON USE OF CHANNEL CAPACITY; PROVIDING FOR GRANTEE SUPPORT OF PEG ACCESS AND INSTITUTIONAL NETWORKS, INTERCONNECTION, ACQUISITION AND DISTRIBUTION OF PEG ACCESS PROGRAMMING; PROVIDING FOR PAYMENTS TO GRANTOR AND FINANCIAL RECORDS AND REPORTS; PROVIDING GRANTOR A RIGHT TO PURCHASE THE SYSTEM; PROVIDING FOR ADDITIONAL REPORTS; PROVIDING FOR RATES TO BE CHARGED BY GRANTEE; PROVIDING FOR QUALITY OF SERVICE; PROVIDING FOR SYSTEM ADDITIONS; PROVIDING FOR GRANTEE RULES; PROVIDING FOR A FRANCHISE AREA; PROVIDING FOR SEVERABILITY; PROVIDING FOR CONFLICTING ORDINANCES; PROVIDING FOR AN EFFECTIVE DATE

BE IT ORDAINED BY THE BOARD OF COUNTY COMMISSIONERS OF PINELLAS COUNTY, FLORIDA:

SECTION 1. FINDINGS Unless otherwise defined herein or unless context clearly indicates to the contrary, all capitalized terms used herein shall have the same meaning as is ascribed to them in Chapter 30 of the Pinellas County Code, which is hereafter referred to as the “Cable System Regulatory Ordinance.” Pursuant to the procedures in the Cable Act, GRANTOR has held a public hearing in which:

1.1. Criteria for Granting The following criteria for granting a Cable System franchise to GRANTEE were considered;

1.1.1 whether GRANTEE has substantially complied with the material terms of the existing franchise and with applicable law; and

1.1.2 whether the quality of GRANTEE’s service, including signal quality, response to consumers’ complaints and billing practices but without regard to the mix or quality of cable or other services provided over the system, has been reasonable in light of community needs; and

1.1.3 whether GRANTEE has the financial, legal and technical ability to provide the services, facilities and equipment called for in this proposed ordinance; and

1.1.4 to the extent that this ordinance contains an offer on the part of GRANTEE, whether that offer is reasonable to meet future cable-related community needs and interests, taking into account the cost of meeting such needs.

1.2. Effect of Competition For purposes of Section 30-66.a.4 of the Cable System Regulatory Ordinance, this Franchise was negotiated under competitive conditions. GRANTEE has entered this Agreement with a full understanding that GRANTOR intends to encourage the development of competition.

GRANTOR has determined to grant a renewal Cable System franchise to GTE MEDIA VENTURES INCORPORATED (GRANTEE) on the terms and conditions set forth in this Ordinance, and GRANTEE agrees to such terms and conditions.

SECTION 2. SHORT TITLE This Ordinance shall be known and may be cited as the “GTE Media Ventures Incorporated Cable Franchise Ordinance” or referred to herein as “AGREEMENT” and is the Franchise Agreement for GRANTEE.

SECTION 3. INCORPORATION OF CABLE SYSTEM REGULATORY ORDINANCE; EXCEPTIONS

3.1 Full Incorporation The provisions of the Cable System Regulatory Ordinance are incorporated herein by reference as if set out in full, and form part of the terms and conditions of this AGREEMENT unless specifically modified or waived herein in this Section 3.

3.2 Exceptions Pursuant to Section 30-26.k.1 of the Cable System Regulatory Ordinance, the following provisions expressly govern over conflicting provisions in the Cable System Regulatory Ordinance.

3.2.1 Right to Renegotiate Upon a finding by the BOARD that there has been a loss of EFFECTIVE COMPETITION for any Franchise negotiated under competitive conditions, or a loss or substantial diminution of a material benefit to GRANTOR such as franchise fees, PEG access support or security, GRANTOR reserves the right to require good faith negotiation of new franchise terms. For purposes of this AGREEMENT:

A. In the event of a loss of effective competition, if GRANTEE fails to negotiate in good faith or if the negotiations fail, in the judgment of GRANTOR, reasonably exercised, GRANTOR may reduce the term to a term of three remaining years or the remaining unexpired term, whichever is shorter and require negotiations for a new FRANCHISE AGREEMENT. All terms of the FRANCHISE AGREEMENT shall remain unchanged except for the ability of GRANTOR to negotiate issues that the BOARD determines were both actively influenced by the competitive environment at the time of the negotiations and that were inadequate under the Franchise Agreement to meet the needs of GRANTOR.

B. In the event of a loss of franchise fees, PEG access support or security, all terms of the FRANCHISE AGREEMENT shall remain unchanged except for the ability to require good faith negotiation on the issue that was lost or substantially diminished.

3.2.2 Exceptions to Mandatory Extension Rule

A. Municipal Gaps GRANTOR acknowledges that there are areas within the FRANCHISE AREA that are accessible, for purposes of providing CABLE SERVICES, through contiguous areas(s) governed by authorities from whom GRANTEE has not obtained a franchise or other access rights. Accordingly, subject to the thresholds found in Section 15.1.l.C, below, GRANTOR agrees that such areas within the FRANCHISE AREA are not subject to the construction requirements of this franchise unless and until:

i. GRANTEE is granted adequate and acceptable franchise rights from the franchising authority for the relevant contiguous areas; or

ii. GRANTEE is granted access rights in the public right-of-way through the contiguous areas from the appropriate authority which provides GRANTEE access for purposes of providing CABLE SERVICES to these portions of the FRANCHISE AREA.

These areas include but are not limited to the areas as identified by GRANTOR and GRANTEE which are identified in Exhibit “A” and which may be modified as additional areas are identified or as such areas no longer qualify under this provision.

B. Multiple Dwelling Unit Area In areas where the predominant habitation consists of multiple dwelling unit complexes, to which the cable service is provided through exclusive contracts, GRANTEE shall not be required to provide but is not prevented from providing CABLE SERVICE until the remaining service contract term of that exclusive contract between the incumbent cable service provider and the complex owner expires.

C. Enclaves In municipal areas in which GRANTEE does not have a municipal franchise, contingent upon obtaining access through the municipality, on terms acceptable to GRANTEE, in its sole discretion which discretion shall not be unreasonably exercised, GRANTEE shall provide CABLE SERVICE to all enclaves of 300 or more residential units. Terms from a municipality that require that GRANTEE obtain a municipal franchise in order to obtain access to enclaves are not reasonable.

D. Internet and Like Services Subject to Section 30-3.2.c of the Pinellas County Code, for either residential or non-residential service, two-way or one way access to computer based on-line services including but not limited to Internet access need not be provided in portions of the Franchise Area in which GRANTEE or GRANTEE’S affiliate is otherwise providing broadband services or where GRANTEE has determined that provision of such access services is not technically or financially feasible. Grantee’s determination may not be either arbitrary or capricious.

3.2.3 Audit Limitations Notwithstanding the provisions of the Cable System Regulatory Ordinance to the contrary, in the event that audits conducted pursuant to this section reveal a consistent pattern of underpayment, audits may be annual with the costs of the additional two audits being borne by GRANTEE. A consistent pattern of underpayment shall be defined as an underpayment of greater than 5% for two consecutive years out of any given five year period.

SECTION 4. CONDITIONS AND TERM OF GRANT

4.1 Granting of Franchise In accordance with the laws and regulations of the United States of America and the State of Florida and the ordinances and regulations of the County of Pinellas, Florida, now in effect or hereafter enacted, GRANTOR hereby grants to GRANTEE, the nonexclusive right and privilege to install, maintain and operate within the rights-of-way, except as hereinafter limited, of all public streets, parkways, alleys and utility easement strips within the Franchise Area, described in Section 15 of this Ordinance, herein for convenience called “street” or “streets,” cables and other conductors, not including antennas, with the necessary appurtenances; and, in addition, so to use and operate similar facilities or properties including, but not limited to, any public utility, rented or leased from other persons, including, but not limited to, other grantees franchised or permitted to do business in Pinellas County, for the construction, maintenance and operation of a Cable System.

4.2 Conditions of Grant Granting of this Franchise is subject to the terms and conditions of this AGREEMENT and the Cable System Regulatory Ordinance. Without limitation, neither party waives any rights it may have under State or Federal law.

4.3 Length of Term The term of the grant herein contained shall commence on the effective date of this Ordinance and shall continue for a term often (10) years.

SECTION 5. COMPLIANCE WITH OTHER LAWS; DISPUTE RESOLUTION

5.1 Compliance With Laws and Standards The construction, maintenance and operation of the cable system by GRANTEE shall be in full compliance with the National Electric Safety Code, as from time to time amended and revised, and with all other applicable rules and regulations now in effect or hereafter adopted by the Federal Communications Commission, the Florida Public Service Commission, the State of Florida, GRANTOR (limited as set forth in Section 5.3 below), or any other agency which now or hereafter has jurisdiction over the activities of GRANTEE.

5.2 Conflicts with Franchise Terms Subject to the waiver provisions of Section 30-66.b of the Cable System Regulatory Ordinance, any conflict between the provisions of this franchise and any other present or future lawful exercise of GRANTOR’S police powers shall be resolved in favor of the latter, except that any such exercise that is not of general application and which contains provisions inconsistent with this franchise shall prevail only if upon such exercise, GRANTOR has found an emergency to exist, constituting a danger to health, safety, property or general welfare, or such exercise is required by law. In the event any exercise of GRANTOR’S police power creates circumstances which are not competitively neutral or nondiscriminatory with respect to a similarly situated franchised cable system operating within GRANTOR’S jurisdiction, it will not be enforced against GRANTEE to the extent necessary to maintain competitively neutral and nondiscriminatory treatment.

5.3 Challenge Provisions Nothing contained in this franchise shall impair any of the rights or remedies of GRANTOR or GRANTEE under applicable law or regulation, subject in each case to the terms and conditions of this franchise. GRANTOR or GRANTEE may challenge any provision of this franchise based on a change in law, should the law pertaining to a particular provision change subsequent to the adoption of this franchise.

5.4 State of Execution This franchise shall be construed to have been executed in Pinellas County, Florida.

SECTION 6. SECURITY

6.1 Indemnification and Insurance Requirements Indemnification and insurance requirements shall be as established through the Cable System Regulatory Ordinance.

6.2 Security Fund, Construction and Performance Bond Security fund requirements are established in the Cable System Regulatory Ordinance.

6.2.1 Establishment Within thirty (30) days after the effective date of this AGREEMENT, GRANTEE shall establish and provide to GRANTOR a security fund, as security for the faithful performance by GRANTEE of all material requirements of this AGREEMENT and of Chapter 30 of the Pinellas County Code. GRANTOR herein finds that GRANTEE has no established record of failure to comply with notices of noncompliance with its preceding franchise with GRANTOR or other franchising authorities under other franchise agreements and there are no outstanding noticed noncompliance issues, GRANTEE, subject to the provisions of the Cable System Regulatory Ordinance, may provide its initial security fund in the form of a performance bond.

6.2.2 Amount of Security Fund Regardless of the form of the security fund, the security fund shall be in the face amount of one hundred thousand dollars ($100,000.00), in form and substance acceptable to the County Attorney.

6.2.3. Assessment from Security Fund The Security Fund may be assessed by GRANTOR as provided for in the Cable TV Regulatory Ordinance.

6.2.4 Non-waiver of Ordinance Requirements Nothing herein shall be deemed a waiver of the normal permit and bonding requirements made of all contractors working within the Rights-of-Way.

6.2.5 Procedure for Remedying Franchise Violations The procedure for remedying violations of this Franchise Agreement shall be as provided in the Cable System Regulatory Ordinance.

SECTION 7. PUBLIC, EDUCATIONAL AND GOVERNMENTAL (“PEG”) ACCESS

7.1 PEG Generally At no cost to GRANTOR, GRANTEE shall promote ongoing community awareness of PEG access channels, public access facilities and training opportunities for public and educational access, at a minimum in its preview guide and in any program guides containing listings of the local off-air broadcast signals in GRANTEE’S Basic Service tier, provided that the publisher of any such program guide consents to the inclusion of information at no cost to GRANTEE; at no cost to GRANTOR (except for additional postage), concerning PEG access programming carried by GRANTEE based upon the good faith efforts of GRANTEE to secure such listings, in an annual bill stuffer supplied by GRANTOR, and in public service announcements supplied by GRANTOR, all in such places and at such times as GRANTEE in its sole discretion shall determine. GRANTEE shall provide GRANTOR, on reasonable request, with a summary of its activities in this regard.

7.1.1 Initial Grant GRANTEE shall provide GRANTOR with a one time grant in the amount of $96,764.85, payable to GRANTOR not later than thirty (30) days after enactment of this Franchise. Such grant shall be, in addition to the payments provided in Section 7.1.4(A). This payment is in full satisfaction of any and all claims which GRANTOR may have against GRANTEE with respect to the original grant of a Cable System franchise by GRANTOR to GRANTEE as the same has been extended from time to time through December 31, 1997. With respect to the time period December 31, 1997 through December 31, 1999 the initial grant resolves all PEG payment obligations under the initial franchise agreement and any extensions thereto.

7.1.2 Allocation of PEG Access Channel Capacity Generally

A. Restrictions on Use Any channel that is designated for public, government or educational access is (except as may hereinafter be provided) for those purposes only and not for commercial purposes and shall not contain advertising for commercial/non-governmental products or services. The solicitation and on air acknowledgment of funding for the purposes of producing material of a nature consistent with public, government or educational access programming shall not be construed as soliciting advertising in violation of this subsection.

i. Provision in Accordance with Applicable Law Any provision by GRANTEE and utilization by GRANTOR of these designated channels shall be in accordance with all applicable federal, state, and local laws.

ii. Provision upon Request Except for the four PEG channels being provided under the immediately preceding franchise agreement, GRANTEE is specifically not required to provide a fifth PEG channel unless and until so requested by GRANTOR and not until the lowest tier of basic service [or that level of service on which PEG access channels are required by law to be located] is digital.

iii. Editorial Control Except as allowed under Federal law, GRANTEE shall not be responsible for editorial control of any public access programming.

iv. Number of PEG Channels Generally A maximum of five (5) channels may be required to be provided by GRANTEE. Said channels may be allocated among Public, Educational, or Government access as deemed appropriate by GRANTOR.

v. Leased Access At any time during the term of this AGREEMENT, GRANTEE agrees to negotiate with GRANTOR in good faith, on reasonably favorable terms, and on a nondiscriminatory basis for one (1) digital access channel on a leased access basis.

B. Grantee Use of PEG Channels Nothing in this Franchise Agreement shall impede GRANTEE’S use of unused public, government or educational access channel capacity for commercial purposes provided that Section 7.1.2.C is satisfied. GRANTEE shall have the right to assume use of any PEG access channel abandoned by GRANTOR. Abandonment shall be deemed to have occurred if GRANTOR, for other than technical reasons, fails to provide at least twenty (20) hours of non-repeat programming in any sixty (60) day period. Previous abandonment shall not preclude GRANTOR from subsequently requesting use of a PEG access channel and GRANTEE’S obligation under this franchise to provide such channel capacity shall resume.

C. Grantee Use of Unused Air Time on PEG Channels Unused air time on channels allocated to GRANTOR, including public, government access and educational channels, may be used by GRANTEE provided:

i. GRANTOR agrees to such use in writing; and

ii. GRANTEE and GRANTOR agree in writing to the schedule of such use.

Neither GRANTEE nor GRANTOR shall unreasonably withhold agreement.

D. Change of Channel Designations If GRANTEE decides to change the channel designations for PEG Access Channels, it must provide six months notice to GRANTOR prior to doing so, and shall reimburse GRANTOR and/or PEG users for any reasonable costs incurred for purchasing or modifying any equipment or for making logo changes necessitated solely by the channel designation changes. Alternatively, GRANTEE may choose to supply such equipment itself, provided such equipment is satisfactory to GRANTOR or PEG users. Under no circumstances will any single reimbursement costs incurred exceed $10,000.

7.1.3 Grantee Support for PEG Access and Institutional Network

A. PEG Access and Institutional Network Support Payments For the term of the Franchise, GRANTEE shall pay to GRANTOR monthly support in the amount of $0.38 for each of GRANTEE’S unincorporated county area subscribers per month, based on the average number of GRANTEE’S unincorporated county SUBSCRIBERS for the preceding month. Of this $.38, $.28 is for PEG Access and $.10 is dedicated for and in lieu of providing an institutional network. These payments shall be paid to GRANTOR monthly concurrently with Franchise Fees. No sooner than the end of the fifth year of the franchise term, the support payments may be raised proportionally to a maximum of $.48 for each of GRANTEE’S unincorporated county area subscribers per month. The initial payment shall be for the month ending thirty days after the Franchise Agreement becomes effective.

i. No Offset Against Franchise Fees GRANTEE agrees that the support commitments required by this Section 7, or services in lieu of payments otherwise made for PEG access purposes, shall not be charged against any Franchise Fees due under this AGREEMENT. PEG access payments shall only be spent on PEG capital expenditures.

ii. PEG and Institutional Network Expenditures Not Subject to Review GRANTEE will not object to the expenditures of GRANTEE’S PEG Access support or of GRANTEE’S payments for an institutional network. GRANTEE hereby waives any right to attempt to recover these payments by way of an offset against the Franchise Fee based on the purpose for which GRANTOR decides to spend the PEG Access or Institutional Network support payments.

B. Government Access Coverage Government access programming shall be carried in all municipal franchise areas where GRANTEE provides Cable Service in Pinellas County unless specifically prohibited in the municipal franchise agreements. Any second channel of government access programming shall be carried in all municipal franchise areas where GRANTEE provides Cable Service in Pinellas County unless specifically prohibited in the municipal franchise agreements but only in lieu of a municipal government’s use of an otherwise available channel.

C. Early Termination In the event that GRANTEE’S franchise is either voluntarily or involuntarily terminated prior to the end of its ten year term, such termination shall not discharge GRANTEE from its obligation to pay all PEG Access Payments and Franchise Fees due and owing from GRANTEE up to and including the date of termination.

7.1.4 Interconnection

A. Interconnection Required It is preferred that all connection to origination points for PEG programming be direct rather than by interconnection. However to the extent that direct connection to an origination source cannot ensure PEG access county-wide, GRANTEE shall interconnect all PEG channels of its cable system with any or all other CATV systems in adjacent areas in the County, upon the directive of GRANTOR. Interconnection of systems may be done by direct cable connection, microwave link, satellite or other appropriate method as mutually determined by GRANTEE and any other relevant grantee. Agreement shall not be unreasonably withheld.

B. Interconnection Procedure Upon receiving the directive of GRANTOR to interconnect, GRANTEE shall immediately initiate good faith negotiations with the other affected grantees. Interconnection shall not be required unless the costs thereof are shared equitably by GRANTEE and the other affected grantees.

C. Relief GRANTEE may be granted reasonable extensions of time to interconnect or GRANTOR may rescind its order to interconnect upon petition by GRANTEE to GRANTOR. GRANTOR shall grant said petition if it finds that GRANTOR has negotiated in good faith and has failed to obtain an approval from the grantee of systems required for the proposed interconnection.

D. Cooperation and Assistance Required GRANTEE shall reasonably cooperate with any interconnection corporation, regional interconnection authority or city, county, state and federal regulatory agency which may be hereafter established for the purpose of regulating, financing or otherwise providing for the interconnection of cable systems beyond the boundaries of the County. GRANTOR shall render reasonable assistance to GRANTEE in obtaining the cooperation of other cable systems located in the County with GRANTEE’S interconnection efforts, and shall ensure an equitable sharing of the costs of interconnection among all grantees.

E. Assure Future Interconnection Capability

i. All cable systems receiving franchises to operate within the County shall use the standard frequency allocations for television signals.

ii. All cable systems are required to use signal processors at the headend for each television signal.

iii. GRANTOR also urges franchisees to provide local origination equipment that is compatible throughout the area so that video cassettes or videotapes can be shared by various systems.

7.2 Government Access

7.2.1 Channel Capacity GRANTEE shall designate one government access channel on the cable system. Pursuant to Section 7.1.2.C, capacity on the government access channel may be used by GRANTEE when it is not being used for government access purposes. During the term of the franchise, GRANTOR may, on an annual basis, review the need for any further channel capacity including interactive service all subject to the total channel limitations and conditions of Sections

7.1.2.A.ii and 7.1.2.A.iv. GRANTEE, as promptly as reasonably possible, but in no event later than three (3) months after receipt of written determination of the need for an additional government channel shall provide the additional channel capacity. No utilization requirements shall apply to use of any available channel capacity for government access purposes.

A. Interactive Service Any determination by GRANTOR of the need for interactive utilization of channel capacity, either separate from or in conjunction with its budget hearings, must be based upon a public hearing held by GRANTOR on the need for such utilization in view of alternative forms of technology that may provide a similar interactive capacity in view of GRANTOR’s commitment to expend funds to utilize interactive capacity, availability, interface capability, and viewer accessibility. Any provision of interactive use of channel capacity shall be subject to GRANTEE’s technical feasibility assessment, a review of economic feasibility, and an understanding that channel capacity only is being provided. GRANTEE shall not be required to provide or pay for any plant facilities or equipment necessary to implement, use or maintain interactive use of this channel capacity.

B. Video Programming No utilization requirements shall apply to video use of any available channel capacity for government access purposes.

7.2.2 Acquisition and Distribution of Government Access Programming

A. Government Access GRANTEE will provide and maintain a feed path and the necessary equipment at GRANTEE’s head end and at the government access video distribution point to acquire and distribute the government access programming to basic subscribers in the franchised area. GRANTOR’s distribution point is presently located at Clearwater, Florida, but may change with six month’s notice to GRANTEE. It is anticipated that the location will be changed and GRANTEE shall pay for the reasonable costs to provide and maintain a feed path to the new facility. The reasonable costs of providing the feed path required of any subsequent moves from the new location shall be born by GRANTOR.

B. Emergency Operations Center It is anticipated that the location for the Pinellas County emergency operations center will be changed and GRANTEE shall pay for the reasonable costs to provide and maintain a live feed path from the new facility to GRANTOR’s government access video distribution point. The costs of providing the live feed path required of any subsequent moves from the new location shall be born by GRANTOR.

7.2.3 Production Truck GRANTEE shall provide GRANTOR with the use of its production truck for the sole purpose of providing government access programming for up to 16 hours per month free of charge. Use of the production truck includes a driver and mobile production assistance. Such use shall be non-cumulative and shall be subject to availability as determined by GRANTEE. Use of the production truck shall only be pursuant to a separate contract which shall detail the contractual obligations of the parties. Agreement to terms of such an agreement shall not be unreasonably withheld by either GRANTOR or GRANTEE.

7.2.4 Basic Cable Service and Institutional Network Support

A. Cable Connection to Public Agencies

i. No Cost Initial Service GRANTEE shall, pursuant to this Agreement, subject to Section 3.2.2, and at no cost to the requesting public entity, provide installation of one cable system connection and the highest tier of basic service at one outlet only to all public agency facilities that are not served or have not agreed to be served by any other grantee at the time of the adoption of this AGREEMENT, including all GRANTOR-owned and GRANTOR-occupied buildings and facilities, and all state accredited educational institutions and public libraries. For the purposes of this AGREEMENT initially, the facilities listed in Exhibit “B” attached to this AGREEMENT, shall constitute the currently potentially eligible public facilities. Any facility utilized by GRANTOR or other public agency subsequent to the effective date of this AGREEMENT and not listed on Exhibit “B” shall receive the same connection and service as quickly as reasonably possible so long as such facility is located within 125 feet of GRANTEE’s Cable System.

ii. Connection Cost Payable for Remote Sites If GRANTOR or other public agency desires connection and service to a facility that is located beyond the 125-foot limitation, the connection shall be made and GRANTOR or other public agency as applicable, shall be obligated to reimburse GRANTEE’s connection costs on the basis of GRANTEE’s time and materials.

B. Internet Service If GRANTEE offers Internet access service to cable subscribers in the Franchise Area, GRANTEE, within three (3) months of commencement of such offering, shall provide to any requesting public agency GRANTOR-owned and GRANTOR-occupied buildings and facilities, and all state accredited educational institutions and public libraries, as many Internet access connections and appropriate cable modems as may be requested, based upon the lowest applicable commercially available Internet service rate for the initial installation and at the lowest applicable commercially available rate for additional commercial connections. All applicable rates shall be further discounted by twenty percent (20%). Any facility utilized by GRANTOR or other public agency subsequent to the effective date of this AGREEMENT and not listed on Exhibit “B” shall receive the same connection and service as quickly as reasonably possible so long as such facility is located within 125 feet of GRANTEE’s Cable System.

7.3 Public Access

7.3.1 Public Access Channels Subject to the total channel limitations of Sections 7.1.2.A.ii and 7.1.2.A.iv, GRANTEE shall provide public access educational channels at no charge for the transmission of public access programming. During the term of the franchise, GRANTOR may, on an annual basis, review the need for any further channel capacity. GRANTEE, as promptly as reasonably possible, but in no event later than three (3) months after receipt of written determination of the need for an additional public access channel shall provide the additional channel capacity. No utilization requirements shall apply to use of any available channel capacity for public access purposes.

7.3.2 Acquisition and Distribution of Public Access Programming GRANTEE will provide and maintain a feed path and the necessary equipment at GRANTEE’s head-end and at the public access video distribution point to acquire and distribute the public access programming to basic subscribers in the franchised area. GRANTOR’s distribution point is presently located at Clearwater, Florida, through interconnection with Time-Warner Entertainment Advance Newhouse Partnership facilities, but may change with six month’s prior written notice to GRANTEE. It is anticipated that the location will be changed and GRANTEE shall pay for the reasonable costs to provide and maintain a feed path to the new facility. The costs of providing the feed path required of any subsequent moves from the new location shall be born by GRANTOR.

7.4 Education

7.4.1 Education Channels Subject to the total channel limitations of Sections 7.1.2.A.ii and 7.1.2. A.iv, PEG Educational Channels shall be in addition to must carry channels. GRANTEE shall provide educational channels at no charge for the transmission of local educational programming. During the term of the franchise, GRANTOR may, on an annual basis, review the need for any further channel capacity including interactive service, subject to the requirements of Section 7.2.1.A. GRANTEE, as promptly as reasonably possible, but in no event later than three (3) months after receipt of written determination of the need for an additional education channel shall provide the additional channel capacity. No utilization requirements shall apply to use of any available channel capacity for education access purposes.

7.4.2 Acquisition and Distribution of Educational Programming GRANTEE will provide and maintain a feed path and the necessary equipment at GRANTEE’s head end and at each of the educational institution’s video distribution points to acquire and distribute each of the educational institutions’ educational access channels to basic subscribers in the franchised area. The educational institution’s distribution point shall be located at Clearwater and Largo, Florida, but may change with six month’s prior written notice to GRANTEE. The reasonable costs of providing the feed path required of any move to a location shall be born by the education facility.

SECTION 8. PAYMENTS TO GRANTOR AND FINANCIAL RECORDS AND REPORTS

8.1 Gross Revenue Reports

8.1.1 Audits Pursuant to the audit provisions of the Cable System Regulatory Ordinance, upon receipt of the written request of GRANTOR, GRANTEE shall provide, at a mutually agreeable time and location within Pinellas County, its books, ledgers, journals, accounts and records, wherein GRANTEE shall keep all entries necessary to reflect GROSS REVENUES from CABLE

SERVICE provided within the Franchise Area and documentation of costs and payments of PEG obligations.

8.1.2 Document Maintenance and Retention Such documents, including permanent records, shall be kept and maintained in accordance with generally accepted accounting principles and shall be retained by GRANTEE for a minimum of four (4) years after the close of any audit engagement. All of the said documents shall, on written request of GRANTOR, be open for examination and audit during ordinary business hours.

8.1.3 Audit Limitations An audit may be performed in the event of an application for a transfer or a renewal. Such audit shall not count against the audits otherwise allowed under this Agreement.

8.1.4 Payment of Audit Discrepancies Any additional amount due to GRANTOR as a result of the audit shall be paid as provided for in the Cable System Regulatory Ordinance. In the event that any franchise payment or recomputed amount or unpaid portion, cost or penalty, is not made on or before the applicable due date, interest shall be charged as provided for in the Cable System Regulatory Ordinance.

8.2 Franchise Fees GRANTEE shall provide the following reports and payment to GRANTOR:

8.2.1 Monthly Report and Franchise Fee Payment On or before the 20th day of each month, during the term of the franchise granted herein, GRANTEE shall provide a report of all of GRANTEE’S Gross Revenues from cable service provided within the Franchise Area during the preceding month. Such report shall be certified by GRANTEE, and shall be accompanied by payment to GRANTOR of the amount of the franchise fee. Franchise fee payments shall be calculated at five percent (5%) of Gross Revenues from Cable Service with no adjustment made for the time value of money. The franchise fee statement submitted with each payment will contain the following information:

A.	Total number of basic subscribers in Franchise Area

B.	Total actual gross revenue itemized by general service category.

C.	Proposed write-offs, such as bad debt, and all proposed deductions from gross revenue.

D.	When EFFECTIVE COMPETITION exists only the total actual gross revenue and proposed write-offs, such as bad debt, and all proposed deductions from gross revenue need be reported on a monthly basis.

8.2.2 Annual Report Within 180 days after the close of each fiscal year, GRANTOR shall be entitled to review and GRANTEE shall make available for review, a full accounting, prepared by a Certified Public Accountant or certified by a corporate officer, of Gross Revenues received and franchise fees paid by GRANTEE during the preceding fiscal year by supplying the full reporting of all revenue sources outlined in the report attached as Exhibit “C” or a mutually agreed upon substitute form. GRANTOR shall reconcile the contents of that report with the payments made pursuant to the monthly reports required under Section 8.2.1. GRANTOR shall be entitled to the payment of any shortfall and GRANTEE shall be entitled to a credit for any overage which shall be appropriately applied to either franchise fee or PEG payments in the coming year. In the last year of the Franchise term, if the franchise is not renewed, any credit shall be issued as a refund. Payment of any shortage or credit or refund of any overage shall be due no later than thirty (30) days from the date of a written notice from GRANTOR of the shortage or overage. In either event, GRANTOR shall issue written notice within thirty (30) days of GRANTOR’S reconciliation stated herein.

8.2.3 Other Reports Any other financial or statistical reports respecting homes passed, plant miles, number of subscribers, rates, and service calls completed within 24/48 hours, which GRANTOR from time to time may reasonably require by written notice to GRANTEE generally shall only be required in the event of a loss of EFFECTIVE COMPETITION in the FRANCHISE AREA. Issues such as homes passed, rates and service calls completed within 24/48 hours are expected to be monitored through EFFECTIVE COMPETITION. GRANTEE shall not be required to produce any reports that are not maintained in the ordinary course of business or that have been destroyed in the ordinary course of business.

8.3 Changes in the Franchise Fees In the event applicable legislation permits a franchise fee, in existing franchises, greater or less than 5%, GRANTOR agrees following ninety days prior written notice to raise or lower the franchise fee to a rate no higher than permitted by law. The franchise fee shall be no greater than the franchise fee imposed by GRANTOR upon any other cable operator operating a cable system within any portion of the FRANCHISE AREA. This Section 8.3 does not affect either GRANTOR’S or GRANTEE’S right to claim in the appropriate forum that greater or lesser franchise fees should be assessed based on applicable law.

SECTION 9. GRANTOR RIGHT TO PURCHASE FRANCHISE PROVIDED If GRANTEE does not seek renewal of its franchise upon expiration, or renewal is properly denied, or if earlier terminated by GRANTEE, pursuant to 47 U.S.C. Sections 546 et seq., as it may be amended from time to time, GRANTOR hereby reserves the right at the expiration of this franchise, and GRANTEE hereby grants GRANTOR the right, to purchase GRANTEE’S cable system operated within Pinellas County’s unincorporated boundary pursuant to 47 U.S.C. Section 547, as it may be amended from time to time.

SECTION 10. ADDITIONAL REPORTS TO BE FILED BY GRANTEE

10.1 Stockholder Report If GRANTEE is a publicly-held corporation, GRANTEE shall file, upon request, a copy of its report to its stockholders.

10.2 Ownership Information GRANTEE shall provide, upon request, a current list of its owners, stockholders, and bondholders; provided, however, that this requirement shall be inapplicable if GRANTEE’S stock is listed on a national exchange.

SECTION 11. RATES TO BE CHARGED BY GRANTEE

11.1 Regulatory Option Reserved Should GRANTOR have, by virtue of a change in federal law subsequent to the date of enactment of this Franchise, the power, authority or right to approve any changes in subscriber rates or otherwise to regulate rates, it may take all appropriate regulatory actions to the extent such future enactment may specifically empower GRANTOR so to take.

11.2 Conflicts with State or Federal Law If in the future, the State of Florida, Federal Communications Commission (“FCC”) or other duly constituted authority regulates the rates of GRANTEE for the service provided for in this franchise, this section shall be of no effect to the extent of any conflict therewith during the period of time such federal or state regulation is in effect.

SECTION 12. QUALITY OF SERVICE GRANTEE expressly undertakes and agrees that it will at all times during the term hereof transmit signals of strength and quality, and use such materials and components, as are necessary to insure that GRANTEE’S subscribers will receive throughout the term hereof a quality of cable service in conformance with applicable FCC cable performance service standards.

SECTION 13. MAJOR SYSTEM ADDITIONS AFTER INITIAL CONSTRUCTION Before awarding any contract for the construction of any major (more than ten (10) consecutive plant miles) portion of its system in or under the Rights-of-Way or other GRANTOR-owned property, GRANTEE shall file with GRANTOR a performance bond in an amount reasonably established by GRANTOR from GRANTEE’S contractor, in a form and issued by a company satisfactory to GRANTOR, guaranteeing the completion of the work called for under such contract, and the payment of all claims for services, labor, or materials arising from or in connection with the work called for under such contract.

SECTION 14. GRANTEE’S RULES GRANTEE shall have the authority to promulgate such rules, regulations, terms, and conditions governing the conduct of its business as shall be reasonably necessary to enable it to exercise its rights and to perform its obligations under this franchise ordinance, and to assure an uninterrupted service to each and all of its customers; provided, however, that such rules, regulations, terms and conditions shall not be in conflict with the provisions hereof and that a copy thereof shall be filed with the Clerk of Board Records, and shall thereafter be maintained current by GRANTEE.

SECTION 15. FRANCHISE AREA; CONSTRUCTION

15.1 Franchise Area

15.1.1 Residential Service GRANTEE shall provide service to all areas of the unincorporated Pinellas County (“FRANCHISE AREA”) as follows: GRANTEE shall make available cable service to all residential dwelling units where the density exceeds 20 residential dwelling units per linear mile.

15.1.2 Non-residential Service GRANTEE shall extend its CABLE SYSTEM and make CABLE SERVICE available to non-residential areas in the FRANCHISE AREA in any case where the non-residential SUBSCRIBER agrees to pay GRANTEE’S total incurred costs to make the extension. Provided, however, if the non-residential SUBSCRIBER is within one-hundred and twenty-five feet (125’) of the CABLE SYSTEM, the non-residential SUBSCRIBER shall pay only the normal installation fee.

15.2 Construction GRANTEE has certified that GRANTEE’S existing CABLE SYSTEM has been constructed consistent with the Section 15.1.1 and 15.1.2 and is documented in Exhibit “A”. If GRANTEE denies service or requires payment to provide service, GRANTEE shall provide a map of sufficient detail to allow determination of compliance with the mandatory extension provisions of the Cable System Regulatory Ordinance.

SECTION 16. ASSURING NONDISCRIMINATORY TREATMENT At the time of the adoption of this Agreement, the GRANTOR has not been able to complete its negotiations with Time Warner Entertainment Advance Newhouse Partnership [“TWE/AN”]. Pursuant to an agreement between the GRANTOR and GRANTEE adopted contemporaneously with the Adoption of this Agreement, and incorporated herein, any ultimate negotiation of the TWE/AN franchise assures that GRANTEE is not disadvantaged because of the negotiation period.

SECTION 17. CAPTIONS The section headings and captions contained herein are for convenience only and shall not be used to vary or interpret the terms of this Ordinance.

SECTION 18. SEVERABILITY To the extent legally possible, if any court of competent jurisdiction shall determine that any provision of this Franchise is invalid, illegal, unenforceable, or otherwise prohibited, or if any federal or state governmental agency shall establish or interpret any law, rule or regulation to the effect that any material or substantial provision hereof becomes invalid, illegal, unenforceable or otherwise prohibited, such holding shall in no way affect the validity of the remaining portions of this Franchise.

SECTION 19. REPEALER Ordinance Number 96-70, the original franchise agreement is hereby repealed with the provision that if this Franchise Agreement is invalidated by a court of competent jurisdiction for any reason and subject to any right of appeal, that Ordinance Number, the original franchise agreement will be reinstated in its place for the purpose of maintaining Grantee’s franchised status, for an initial term on no more than 1 year during which both parties shall negotiate in good faith to develop and approve a substitute franchise agreement.

SECTION 20. CONFLICTING ORDINANCES All ordinances and parts of ordinances in conflict herewith shall be brought to the Board for its review and action. However, GRANTOR shall not hereby be deemed to have surrendered any part of its control over the streets, nor shall any other franchise granted to any other person, firm, or corporation be deemed to be repealed.

SECTION 21. EFFECTIVE DATE This Ordinance shall take effect upon GRANTEE’s filing with the Clerk of Board Records, its written acceptance of all of the terms and conditions hereof but no sooner than January 1, 2000.

END OF SUBSTANTIVE PROVISIONS, SIGNATURE PAGE TO FOLLOW

[SEAL]

Attest	/s/ Illegible	PINELLAS COUNTY

Deputy Clerk

BY:	/s/ Illegible

Chairman, Board of County Commissioners Pinellas County, Florida

APPROVED AS TO FORM OFFICE OF COUNTY ATTORNEY

By	/s/ Illegible

Attorney

ACCEPTANCE

GRANTEE accepts and hereby agrees to be bound by all the terms and conditions of this franchise, including Exhibits A, B, and C attached hereto.

WITNESSES:	GTE Media Ventures Incorporated

/s/ Illegible	/s/ Illegible

Printed Name:	Illegible	As: President

		ATTEST:	/s/ N. BRUCE KAZEE

N. BRUCE KAZEE ASSISTANT SECRETARY

/s/ JUNE HOLLAND

Printed Name : June Holland

STATE OF FLORIDA COUNTY OF _________________	/s/ Illegible	DATE 12/17/99

APPROVED AS TO FORM
N. BRUCE KAZEE, COUNSEL

The foregoing instrument was acknowledged before me this 17th day of December, 1999, by Pamela S. Sacobser, on behalf of GTE Media Ventures Incorporated, who is personally known to me or who produced                                               as identification.

/s/ Illegible

Notary Public

/s/ Illegible

Print Notary Name My Commission Expires: 01/20/02

[GRAPHIC]	Illegible __________ State of Taxes My Commission Expires 01-28-02

[GRAPHIC]

EXHIBIT “A”

[GRAPHIC]

EXHIBIT “A”

	A	B	C	D	E	F
1	CONSOLIDATED REQUIREMENTS FOR PINELLAS COUNTY I-NET
2	TYPE	FACILITY	STREET ADDRESS	CITY	ZIP	SERVICE LEVEL
3	AIRPORT	Albert Whitled (Administration)	107 8th Av SE	St Petersburg	33701	Minor
4	AIRPORT	Clearwater / St Petersburg (Administration)	3800 Roosevelt Bl	Clearwater	34620	Minor
5	AIRPORT	Clearwater Executive (Administration)	1000 Hercules Av N	Clearwater	34625	Minor
6	AIRPORT	Sheriff Hanger	15250 Spadco Dr.	Clearwater	34622	Minor
7	CITY HALL	City of Belleair Beach	444 Causeway Bl	Belleair Beach	34635	Minor
8	CITY HALL	City of Belleair Bluffs	115 Florence Dr	Belleair Bluffs	34640	Minor
9	CITY HALL	City of Dunedin	750 Milwaukee	Dunedin	34697	Minor
10	CITY HALL	City of Gulfport	2401 53rd St S	Gulfport	33707	Minor
11	CITY HALL	City of Indian Rocks Beach	1507 Palm Bay Bl	Indian Rocks Beach	34635	Minor
12	CITY HALL	City of Largo	225 First Av SW	Largo	34649	Minor
13	CITY HALL	City of Madeira Beach	300 Municipal Dr	Madeira Beach	33738	Minor
14	CITY HALL	City of Oldsmar	100 State St	Oldsmar	34677	Minor
15	CITY HALL	City of Pinellas Park	5141 78th Av N	Pinellas Park	34664	Minor
16	CITY HALL	City of Safety Harbor	750 Main St	Safety Harbor	34695	Minor
17	CITY HALL	City of Seminole	7464 Ridge Rd	Seminole	34642	Minor
18	CITY HALL	City of South Pasadena	7047 Sunset Dr S	South Pasadena	33707	Minor
19	CITY HALL	City of St Pete Beach	7701 Boca Ciega Dr	St Pete Beach	33706	Minor
20	CITY HALL	City of St Petersburg	175 5th St N	St Petersburg	33731	Minor
21	CITY HALL	City of Tarpon Springs	324 Pine St E	Tarpon Springs	34688	Minor
22	CITY HALL	City of Treasure Island	120 108th Av	Treasure Island	33706	Minor
23	CITY HALL	Town of Belleair	901 Ponce De Leon Bl	Belleair	34616	Minor
24	CITY HALL	Town of Belleair Shore	No City Hall	Belleair Shore	33786	Minor
25	CITY HALL	Town of Indian Shores	19305 Gulf Blvd	Indian Shores	34635	Minor
26	CITY HALL	Town of Kenneth City	6000 54th Av N	Kenneth City	33709	Minor
27	CITY HALL	Town of North Redington Beach	190 173rd Av	North Redington Beach	33708	Minor
28	CITY HALL	Town of Redington Beach	105 164th Av	Redington Beach	33708	Minor
29	CITY HALL	Town of Redington Shores	17798 Gulf Bl	Redington Shores	33708	Minor
30	CLERK	Mid County Traffic Court Records & Juvenile Assessment Center	14450 46th St N	Clearwater	34622	Intermediate
31	CLERK	Misdemeanor Court Records	14255 49th St N	Clearwater	34622	Intermediate
32	CLERK	Records Center (Clerk & Purchasing)	14155 49th St N	Clearwater	34620	Intermediate
33	CONSTRUCTION	Construction Licensing Board	11701 Belcher Rd #102	Largo	34643	Minor
34	CONVENTION	Convention & Visitors Bureau	1 Stadium Dr., Suite A	St. Petersburg	33705	Minor
35	CORRECTIONS	Parole & Probation	11351 Ulmerton Rd	Largo	33778	Minor
36	CORRECTIONS	Parole & Probation	1591 S Pinellas Ave	Tarpon Springs	34689	Minor
37	CORRECTIONS	Parole & Probation	2255 E Bay Dr	Largo	33640	Minor
38	CORRECTIONS	Parole & Probation	22nd Av S	St Petersburg		Minor
39	CORRECTIONS	Parole & Probation	33920 US 19 N Suite 340	Palm Harbor	34681	Minor
40	CORRECTIONS	Parole & Probation	4906 Creekside Dr (Suite T)	Clearwater	34620	Minor
41	CORRECTIONS	Parole & Probation	5736 Central Ave	St Petersburg	33711	Minor
42	CORRECTIONS	Parole & Probation	634 Park St	Clearwater	34616	Minor
43	CORRECTIONS	Parole & Probation	6655 66th St N	Pinellas Park	33665	Minor
44	CORRECTIONS	Parole & Probation	8050 Seminole Mall	Seminole	34642	Minor

EXHIBIT “__” (1 of 10)

	A	B	C	D	E	F
45	CORRECTIONS	Parole & Probation	912 Central Av	St Petersburg	33701	Minor
46	COURT	Criminal Justice Center	14250 49th St N	Clearwater	33762	MAJOR
47	COURT	Judicial Building & Law Library	545 1st Ave N	St Petersburg	33701	MAJOR
48	COURT	New Court House	315 Court St	Clearwater	34616	MAJOR
49	COURT	Public Defender Misdemeanor Division	14225 49th St	Clearwater	34620	Minor
50	COURT	Reporters, Official	501 S Ft Harrison	Clearwater	34616	Minor
51	COURT	State Parole Board	18840 US 19 S Suite 430	Clearwater	34620	Minor
52	ECONOMIC DEV	Economic Development Council & Sheriff’s K9	7887 Bryan Dairy Rd	Largo	33773	Minor
53	ECONOMIC DEV	Economic Development Department	14010 Roosevelt Blvd., Suite 704	Clearwater	33762	Minor
54	EMS/FIRE	Mid County Site, Pinellas County EMS & Fire Administration	12490 Ulmerton Rd	Largo	33774	MAJOR
55	FIRE	Fire Admin-City of Dunedin	1042 Virginia St.	Dunedin	34698	Minor
56	FIRE	Fire Admin-City of Largo	250 Cleveland Av SW	Largo	34640	Minor
57	FIRE	Fire Admin-City of Largo (Relocation in 1999)	201 Highland Av	Largo	34640	Minor
58	FIRE	Fire Admin-City of St Petersburg	400 ML King St S	St Petersburg	33701	Minor
59	FIRE	Fire Station 01 & 05 (St Petersburg)	455 8th St S	St Petersburg	33701	Minor
60	FIRE	Fire Station 02 (St Petersburg)	1420 Pinellas Bay Way	Tierra Verde	33715	Minor
61	FIRE	Fire Station 03 (St Petersburg)	3101 5th Av S	St Petersburg	33712	Minor
62	FIRE	Fire Station 04 (St Petersburg)	2501 4th St N	St Petersburg	33704	Minor
63	FIRE	Fire Station 06 (St Petersburg)	901 49th St N	St Petersburg	33710	Minor
64	FIRE	Fire Station 07 (St Petersburg)	6995 9th St N	Clearwater	33702	Minor
65	FIRE	Fire Station 08 (St Petersburg)	4701 9th St S	St Petersburg	33705	Minor
66	FIRE	Fire Station 09 (St Petersburg)	475 66th St N	St Petersburg	33710	Minor
67	FIRE	Fire Station 10 (St Petersburg)	2800 30th Av N	St Petersburg	33713	Minor
68	FIRE	Fire Station 11 (St Petersburg)	5150 31st St S	St Petersburg	33712	Minor
69	FIRE	Fire Station 12 (St Petersburg)	1651 Bayou Grande Bl	St Petersburg	33703	Minor
70	FIRE	Fire Station 13 (St Petersburg)	11600 Roosevelt Bl	St Petersburg	33716	Minor
71	FIRE	Fire Station 16 (Airport Crash Fire Rescue)	15250 Spadco Dr.	Clearwater	34622	Minor
72	FIRE	Fire Station 17 (Gulfport)	5314 23rd Av S	Gulfport	33707	Minor
73	FIRE	Fire Station 18 (Lealman-Admin)	4017 56th Ave N	St Petersburg	33714	Minor
74	FIRE	Fire Station 19 (Lealman)	6694 46th Av N	St Petersburg	33709	Minor
75	FIRE	Fire Station 20 (So Pasadena-Admin)	911 Oleander Way S	South Pasadena	33707	Minor
76	FIRE	Fire Station 22 (St Pete Beach)	1950 Pass-A-Grille Way	St Pete Beach	33706	Minor
77	FIRE	Fire Station 23 (St Pete Beach-Admin)	7301 Gulf Bl	St Pete Beach	33706	Minor
78	FIRE	Fire Station 24 (Treasure Island-Admin)	180 108th AV	Treasure Island	33706	Minor
79	FIRE	Fire Station 25 (Madeira Beach-Admin)	300 Municipal Dr	Madeira Beach	33708	Minor
80	FIRE	Fire Station 26 (Redington Beach-Admin)	101 164th Av	Redington Beach	33708	Minor
81	FIRE	Fire Station 27 (Indian Rocks-Admin)	304 1st St	Indian Rocks Beach	34635	Minor
82	FIRE	Fire Station 28 (Indian Rocks)	13501 94th Av N	Seminole	34646	Minor
83	FIRE	Fire Station 29 & Fire Admin (Seminole)	11195 70th Av N	Seminole	34642	Minor
84	FIRE	Fire Station 30 (Seminole)	8971 Slarkey Rd	Seminole	34647	Minor
85	FIRE	Fire Station 31 (Seminole)	13091 88th Av N	Seminole	34646	Minor
86	FIRE	Fire Station 32 (Seminole)	10780 110th Av N	Seminole	34648	Minor
87	FIRE	Fire Station 33 (Pinellas Park)	5000 82nd Av N	Pinellas Park	34665	Minor
88	FIRE	Fire Station 34 (Pinellas Park)	6565 94th Av N	Pinellas Park	34665	Minor
89	FIRE	Fire Station 35 (Pinellas Park-Admin)	11350 43rd St N	Pinellas Park	34622	Minor
90	FIRE	Fire Station 36 (Pinellas Park)	13801 MoogPI N	Pinellas Park	34620	Minor

(2 of 10)

	A	B	C	D	E	F
91	FIRE	Fire Station 37 (Largo)	2905 West Bay Dr	Belleair Bluffs	34615	Minor
92	FIRE	Fire Station 38 (Largo)	7630 Ulmerton Rd	Largo	34641	Minor
93	FIRE	Fire Station 39 (Largo)	12398 134th Av N	Largo	34644	Minor
94	FIRE	Fire Station 40 (Largo)	2990 Whitney Rd	Clearwater	34620	Minor
95	FIRE	Fire Station 41 (Largo)	180 4th St., SW	Largo	34640	Minor
96	FIRE	Fire Station 42 (Largo)	151 N Belcher Rd N	Largo	34641	Minor
97	FIRE	Fire Station 43 (Belleair Bluffs-Admin)	682 Indian Rocks Rd	Belleair Bluffs	34640	Minor
98	FIRE	Fire Station 45 (Clearwater-Admin)	610 Franklin St	Clearwater	34616	Minor
99	FIRE	Fire Station 46 (Clearwater)	534 N Mandalay Av	Clearwater	34630	Minor
100	FIRE	Fire Station 47 (Clearwater)	1460 Lakeview Rd	Clearwater	34616	Minor
101	FIRE	Fire Station 48 (Clearwater)	1700 Belcher Rd N	Clearwater	34625	Minor
102	FIRE	Fire Station 49 (Clearwater)	520 Sky Harbor Dr.	Clearwater	34619	Minor
103	FIRE	Fire Station 50 (Clearwater)	2681 Countryside Bl	Clearwater	34621	Minor
104	FIRE	Fire Station 52 (Safely Harbor-Admin)	700 Main St	Safety Harbor	34695	Minor
105	FIRE	Fire Station 53 (Safety Harbor)	3095 McMullen Booth Rd	Clearwater	34621	Minor
106	FIRE	Fire Station 54 (Oldsmar-Admin)	111 State St	Oldsmar	34677	Minor
107	FIRE	Fire Station 56 (East Lake)	1933 East Lake Rd	East Lake	34685	Minor
108	FIRE	Fire Station 57 (East Lake-Admin)	3375 Tarpon Lake Bl	East Lake	34685	Minor
109	FIRE	Fire Station 58 (East Lake)	3280 Keystone Rd	Tarpon Springs	34689	Minor
110	FIRE	Fire Station 60 (Dunedin)	1046 Virginia St	Dunedin	34698	Minor
111	FIRE	Fire Station 61 (Dunedin)	1941 Ed Eckert Dr	Dunedin	34698	Minor
112	FIRE	Fire Station 62 (Dunedin)	2833 Belcher Rd	Dunedin	34698	Minor
113	FIRE	Fire Station 65 (Palm Harbor-Admin)	250 West Lake Rd	Palm Harbor	34684	Minor
114	FIRE	Fire Station 66 (Palm Harbor)	1123 Illinois Av	Palm Harbor	34683	Minor
115	FIRE	Fire Station 67 (Palm Harbor)	2300 Gleneagles Pkwy	Palm Harbor	34683	Minor
116	FIRE	Fire Station 68 (Palm Harbor)	3007 Alt US 19 N	Palm Harbor	34683	Minor
117	FIRE	Fire Station 69 (Tarpon Springs-Admin)	325 Lemon St E	Tarpon Springs	34689	Minor
118	FIRE	Fire Station 70 (Tarpon Springs)	1025 Gulf Rd	Tarpon Springs	34689	Minor
119	FLEET	Fleet Management Administration	9685 Ulmerton Rd	Largo	34641	Intermediate
120	FLEET	Fleet Management Sub Sta-46th St	14204 46th N	Clearwater	34620	Minor
121	FLEET	Fleet Management Sub Station 17	300 S Ft Harrison Ave	Clearwater	34616	Minor
122	FLEET	Fleet Management-Field Services North	3900 Douglas Ave	Palm Harbor	34683	Minor
123	FLEET	Fleet Management-Field Services South	7415 54th Ave N	St Petersburg	33709	Minor
124	FLEET	Fleet Management-Ft Desolo & Fort DeSoto Park	3500 Pinellas Bay Way	Tierra Verde	33715	Minor
125	GEN SVCS	Gen Svc Facility Mgmt Mid-County Section	10756 Ulmerton Rd	Largo	34648	Minor
126	GEN SVCS	Gen Svc Facility Mgmt Warehouse	14190 Roosevelt Blvd	Clearwater	34620	Minor
127	GEN SVCS	Gen Svcs Cabinet Shop	1225 Ulmerton Rd	Largo	34640	Minor
128	HEALTH	Clearwater Health Dept	310 N Myrtle Ave	Clearwater	34615	Minor
129	HEALTH	Environmental Engineering Division	4175 East Bay Sr	Clearwater	34624	Minor
130	HEALTH	Geriatric Dental Clinic	210 Ewing Ave	Clearwater	34616	Minor
131	HEALTH	Geriatric Dental Clinic	3800 62nd Ave N	Pinellas Park	33565	Minor
132	HEALTH	Health Bldg. – Tarpon Springs	301 S. Disston	Tarpon Springs	34689	Minor
133	HEALTH	Health Department – 300 Plaza East	300 31st St N	St Petersburg	33713	Minor
134	HEALTH	Health Department Administration	500 7th Ave S	St Petersburg	33701	Minor
135	HEALTH	Largo Health Center	12420 130th Av	Largo	33774	Minor
136	HEALTH	Pinellas Park Health Dept	5800 77th Ave N	Pinellas Park	34665	Minor

(3 of 10)

	A	B	C	D	E	F
137	HEALTH	Pinellas Park Health Dept	6350 76th Ave N	Pinellas Park	34665	Minor
138	HEALTH	St Petersburg Clinic	775 5th St S	St Petersburg	33701	Minor
139	HERITAGE	Gulf Beaches Historical Museum	115 10th Avenue	St. Pete Beach	33706	Minor
140	HERITAGE	Heritage Village - Museum	11909 125th Street	Largo	34644	Minor
141	HIGHWAY	Highway Storm Water Div	4051 118th Ave N	Clearwater	34622	Minor
142	HIGHWAY	Hwy Dept Central District, Survey Division & Fleet Mgt	22211 US 19 N	Clearwater	34625	Minor
143	HIGHWAY	Hwy Dept Mosquito Control & Fleet Mgt Sub Station	4100 118th Avenue N	Clearwater	34622	Minor
144	HIGHWAY	Hwy Dept Southeast District	3755 46th Av N	St Petersburg	33714	Minor
145	HIGHWAY	Hwy Dept Southwest District	11650 131st St N	Seminole	34644	Minor
146	HOSPITAL	All Children’s	801 6th St. S	St Petersburg	33701	Minor
147	HOSPITAL	Bay Pines VA	10000 Bay Pines BI	Bay Pines	33504	Minor
148	HOSPITAL	Bayfront Medical Center	701 6th St S	St Petersburg	33701	Intermediate
149	HOSPITAL	Columbia Clearwater Community	1521 Druid Rd	Clearwater	34616	Minor
150	HOSPITAL	Columbia Edward White	2323 9th Av N	St Petersburg	33713	Minor
151	HOSPITAL	Columbia Largo Medical Center	201 14th St SW	Largo	34640	Minor
152	HOSPITAL	Columbia Northside Medical Center	6000 49th St N	Lealman	33709	Minor
153	HOSPITAL	Columbia St Petersburg Medical Center	6500 38th Av N	St Petersburg	33710	Minor
154	HOSPITAL	Helen Ellis	1395 Pinellas Av S	Tarpon Springs	34689	Minor
155	HOSPITAL	Mease Countryside	3231 McMullen Booth Rd	Safety Harbor	34695	Minor
156	HOSPITAL	Mease Dunedin	601 Main St	Dunedin	34698	Minor
157	HOSPITAL	Morton Plant	323 Jeffords St	Clearwater	34616	Minor
158	HOSPITAL	Palms of Pasadena	1501 Pasadena Av S	South Pasadena	33707	Minor
159	HOSPITAL	St Anthony’s	1200 7th Ave N	St Petersburg	33705	Minor
160	HOSPITAL	Sun Coast Osteopathic	2025 Indian Rocks Rd	Largo	34644	Minor
161	HRS	HRS Administration	5255 140th Ave N	Clearwater		Minor
162	HRS	HRS Child Support	1437 S Belcher Rd	Clearwater	34624	Minor
163	HRS	HRS Wildwood	3001 26th St S	St Petersburg	33712	Minor
164	JUSTICE	Justice Coord./Leg. Delegation	311 Osceola Av	Clearwater	34616	Minor
165	JUVENILE	Juvenile Welfare Board	4140 49th St N	St Petersburg	33709	Minor
166	LIBRARY	Clearwater (Beach)	40 Causeway BI	Clearwater	34630	Minor
167	LIBRARY	Clearwater (City)	100 N Osceola Av	Clearwater	34615	Minor
168	LIBRARY	Clearwater (Countryside)	2741 SR 580	Clearwater	34623	Minor
169	LIBRARY	Clearwater (East)	2251 Drew St	Clearwater	34625	Minor
170	LIBRARY	Clearwater (Main)	36 N Osceola Av	Clearwater	34625	Minor
171	LIBRARY	Clearwater (N Greenwood)	1250 Palmetto	Clearwater	34616	Minor
172	LIBRARY	Gulf Beaches	200 Municipal Dr	Madeira Beach	33708	Minor
173	LIBRARY	Gulfport Public	5501 28 Av S	Gulfport	33707	Minor
174	LIBRARY	Largo	351 East Bay Dr	Largo	34641	Minor
175	LIBRARY	Law-Clearwater # 1	641 Court St	Clearwater	34616	Minor
176	LIBRARY	Library	365 73rd Av			Minor
177	LIBRARY	Oldsmar City	101 State St W	Oldsmar	34677	Minor
178	LIBRARY	Palm Harbor	2330 Nebraska Av	Palm Harbor	34683	Minor
179	LIBRARY	Pinellas Park	7770 52nd St N	Pinellas Park	34665	Minor
180	LIBRARY	Pinellas Public Library CoOp	12345 Starkey Rd	Largo	33773	Minor
181	LIBRARY	Safety Harbor	101 2nd St N	Safety Harbor	34695	Minor
182	LIBRARY	Safety Harbor Public	176 5th Av N	Safety Harbor	34695	Minor

(4 of 10)

	A	B	C	D	E	F
183	LIBRARY	Seminole Community	9199 113th St N	Seminole	34642	Minor
184	LIBRARY	Seminole Library Association	9000 113th St N	Seminole	34642	Minor
185	LIBRARY	St Petersburg-Azalea Branch	7801 22nd Av N	St Petersburg	33701	Minor
186	LIBRARY	St Petersburg-Johnson Branch	1111 18th Av S	St Petersburg	33705	Minor
187	LIBRARY	St Petersburg-Library Lakes Condo Apts Assn.	1200 37th St N	St Petersburg	33713	Minor
188	LIBRARY	St Petersburg-Mirror Lake	280 5th St N	St Petersburg	33701	Minor
189	LIBRARY	St Petersburg-Municipal Branch	5th St & 3rd Av N	St Petersburg	33701	Minor
190	LIBRARY	St Petersburg-North Branch	861 70th Av N	St Petersburg	33702	Minor
191	LIBRARY	St Petersburg-Public (Main)	3745 9th Av N	St Petersburg	33713	Minor
192	LIBRARY	St Petersburg-Public/S. Branch	1201 Country Club Way S	St Petersburg	33705	Minor
193	LIBRARY	Tarpon Springs	138 Lemon St E	Tarpon Springs	34689	Minor
194	LIBRARY	Video Library	11403 Starkey Rd	Largo	33773	Minor
195	MED EXAMINER	Medical Examiner’s Office	10850 Ulmerton Rd	Largo	34648	Minor
196	MULTI USER	Criminal Justice Planning, Veterans Svcs, Prop Appraiser	1100 Cleveland St	Clearwater	34615	Minor
197	MULTI USER	North County Service Center, Sheriff North Sub-Station & Clerk	29582 US 19 N	Clearwater	34621	Intermediate
198	MULTI USER	South County Service Clr	1800 66th St N	St Petersburg	33710	Intermediate
199	PARK	Anderson Park	39699 US Hwy 19 N	Tarpon Springs	34689	Minor
200	PARK	Brooker Creek Preserve - Office	1061 Lora Lane	Tarpon Springs	34689	Minor
201	PARK	Fred Howard Park	1700 Sunset Dr	Tarpon Springs	34689	Minor
202	PARK	John Chestnut Sr Park	2200 East Lake Rd	Palm Harbor	34685	Minor
203	PARK	Lake Seminole - Burnett	8877 Seminole Blvd.	Seminole	34647	Minor
204	PARK	Lake Seminole Park	10015 74th Ave N	Seminole	34647	Minor
205	PARK	Phillipe Park	2525 Phillipe Pkwy	Safety Harbor	34695	Minor
206	PARK	Ridgecrest Park	12000 Ulmerton Rd	Largo	34644	Minor
207	PARK	Sand Key Park	1060 Gulf Blvd	Clearwater	34630	Minor
208	PARK	Sawgrass Lake Park	7400 25th St N	St Petersburg	33702	Minor
209	PARK	Taylor Park	1100 8thAve SW	Largo	34640	Minor
210	PARK	Walsingham Park	12620 102nd AV N	Largo	34648	Minor
211	PARK	War Veterans Memorial Park	9600 Bay Pines Blvd	St Petersburg	33708	Minor
212	PARK	Weedon Island Preserve	1500 Weedon Island Dr	St Petersburg	33702	Minor
213	PC BLDGS	Alcohol Rehabilitation Center	3575 Old Keystone Rd	Tarpon Springs	34689	Minor
214	PC BLDGS	Alternative Human Services	5200 16th St N	St Petersburg	33701	Minor
215	PC BLDGS	County Annex Bldg	400 S Ft Harrison Ave	Clearwater	34616	Minor
216	PC BLDGS	Housing and Construction Svcs	475 Central Ave	St Petersburg	33701	Minor
217	PC BLDGS	Omni Center	1801 119th St N	Largo	34648	Minor
218	PC BLDGS	St Petersburg Beach	4700 Gulf Blvd	St Pete Beach	33706	Minor
219	PC BLDGS	St Petersburg Optics	19th St N	St Petersburg	33701	Minor
220	PC BLDGS	Whitney Road House	1962 30th St S	St Petersburg	33712	Minor
221	PCSO	Palm Harbor - Maint Area/Sheriffs Res.& Hwy Dept North District	4314 Alt US 19	Palm Harbor	34683	Minor
222	PCSO	Sheriff - Dunedin	737 Louden Avenue	Dunedin		Intermediate
223	PCSO	Sheriff Detention and Corrections Bureau	14400 49th St N	Clearwater	34622	Minor
224	PCSO	Sheriff Judicial Operations Bureau, Public Defender & Law Library	5100 144th Ave N	Clearwater	34620	Minor
225	PCSO	Sheriff Judicial Operations Bureau-Largo	10750 Ulmerton Rd	Largo	34648	Minor
226	PCSO	Sheriff Judicial Operations, Gen Svc & Reporters, Official	150 5th St N	St Petersburg	33701	Minor
227	PCSO	Sheriff Office Bldg 8	10756 Ulmerton Rd	Largo	34648	Minor
228	PCSO	Sheriff Offices Bldg 9	10756 Ulmerton Rd	Largo	34648	Minor

(5 of 10)

	A	B	C	D	E	F
229	PCSO	Sheriff Technical Services	4645 145th Ave N	Clearwater	34620	Minor
230	PCSO	Sheriff Technical Services & Evidence Storage	4801 145th Ave N	Clearwater	34620	Minor
231	PCSO	Sheriff Technical Services, Central Distribution & Evidence Storage	4707 145th Ave N	Clearwater	34620	Minor
232	PCSO	Sheriff/Records Mgmt.	5300 Ulmerton Road	Largo	34620	Intermediate
233	PCSO	Sheriff’s Offices - Annex Building(#5)	10750 Ulmerton Rd.	Largo	34648	Minor
234	PCSO	Sheriff’s Offices - Bldg. 100 (Main) Administration	10750 Ulmerton Rd.	Largo	34648	MAJOR
235	PCSO	Sheriff’s Offices - Bldg. 200 (Veh Maint)	10750 Ulmerton Rd.	Largo	34648	Minor
236	PCSO	Sheriff’s Offices - Bldg. 300 (Radio)	10750 Ulmerton Rd.	Largo	34648	Minor
237	PCSO	Sheriff’s Offices - Bldg. 400 (Personnel)	10750 Ulmerton Rd.	Largo	34648	Minor
238	PCSO	Sheriff’s Offices Bld7 - Facilities Mgmt.	10750 Ulmerton Rd.	Largo	34648	Minor
239	POLICE	Clearwater PD Headquarters	645 Pierce St	Clearwater		Minor
240	POLICE	Clearwater PD Substation (Beach)	700 Bayway	Clearwater Beach		Minor
241	POLICE	Clearwater PD Substation (Condon Gardens)	2931 Sandlewood DR	Clearwater	33759	Minor
242	POLICE	Clearwater PD Substation (East)	2851 McMullen-Booth	Clearwater	33761	Minor
243	POLICE	Clearwater PD Substation (Kings Highway)	2080 Kings Highway, Apt 8	Clearwater		Minor
244	POLICE	Clearwater PD Substation (NGNP)	1310 N Greenwood	Clearwater	33755	Minor
245	POLICE	Clearwater PD Substation (Old Bay)	1250 N Ft Harrison	Clearwater	33755	Minor
246	POLICE	Clearwater PD Substation (SGNP)	1426 S Greenwood	Clearwater	33756	Minor
247	POLICE	Largo PD Headquarters	100 East Bay	Largo		Minor
248	POLICE	Largo PD Headquarters (Relocating in 1999)	201 Highland Av	Largo		Minor
249	POLICE	Largo PD Substation (Alpha)	13819 #B Walshingham Rd Largo FL	Largo		Minor
250	POLICE	Largo PD Substation (Bravo)	10500 Ulmerton Rd #216	Largo		Minor
251	POLICE	Largo PD Substation (Delta)	4625 East Bay Drive Largo FL	Largo		Minor
252	POLICE	Largo PD Substation (Echo)	14099 Belcher Rd #1004 Largo FL	Largo		Minor
253	POLICE	Largo PD Substation (NRC)	1406 Clearwater - Largo Road	Largo		Minor
254	POLICE	St Pete Beach PD Headquarters	7701 Boca Ciega Dr	St Pete Beach		Minor
255	POLICE	St Petersburg PD	1300 1st Ave N	St Petersburg	33705	Minor
256	POLICE	St Petersburg PD Bartlell Park Center	1453 4th Street S	St Petersburg		Minor
257	POLICE	St Petersburg PD Maximo Plaza	5175 34th ST S	St Petersburg		Minor
258	POLICE	St Petersburg PD Sanderlin Resource Center	2335 22nd Ave S	St Petersburg		Minor
259	POLICE	St Petersburg PD Skyway Shopping Center Substation	1047 62nd Ave S	St Petersburg		Minor
260	POLICE	St Petersburg PD Sunrise	6393 9th ST S St Pete	St Petersburg		Minor
261	POLICE	St Petersburg PD Tyrone Garden Center Substation	937 Tyrone Blvd	St Petersburg		Minor
262	POLICE	Tarpon Springs PD	366 North Ring St	Tarpon Springs	34689	Minor
263	POLICE	Treasure Island PD	180 108th Av	Treasure Island	33706	Minor
264	POLICE	USF Campus PD	140 7th Av S	St Petersburg	33710	Minor
265	POLICE	VA Police Dept	10000 Bay Pines Bl	Bay Pines	33504	Minor
266	PROP APPR	Property Appr. - North County Office	29269 U.S. 19 N.	Clearwater	34621	Minor
267	PSTA	PSTA Bus Administration	14840 49th St N	Clearwater	33762	Minor
268	PTEC	PTEC Clearwater Campus	6100 154th Av N	Clearwater	33760	Minor
269	PTEC	PTEC St Petersburg Campus	901 34th St S	St Petersburg	33712	Minor
270	PURCHASING	County Central Purchasing Warehouse	14198 Roosevelt Blvd	Clearwater	33762	Minor
271	RADIO SYSTEM	Bayfront Medical Center Radio Site	701 6th St S	St Petersburg	33701	INT CRIT
272	RADIO SYSTEM	Court House Radio Site	315 Court St	Clearwater	34616	INT CRIT
273	RADIO SYSTEM	Eldridge-Wilde Radio Site	3563 Old Keystone Rd	Tarpon Springs	34689	INT CRIT
274	RADIO SYSTEM	Highway Division Radio Site	22211 U.S. 19 N	Clearwater	34625	INT CRIT

(6 of 10)

	A	B	C	D	E	F
275	RADIO SYSTEM	Majestic Towers, Bldg A, Rooftop (PCSO Site)	1255 Pasadena Ave S	South Pasadena	33707	Intermediate
276	RADIO SYSTEM	Majestic Towers, Bldg B Rooftop (County Site)	1255 Pasadena Ave S	South Pasadena	33707	INT CRIT
277	RADIO SYSTEM	Ridgecrest Radio Site (Collocated at Mid County Site)	12490 Ulmerton Rd	Largo	33774	INT CRIT
278	RADIO SYSTEM	Safety Harbor Radio Site	2290 Slate Road 580	Safety Harbor	33763	INT CRIT
279	RADIO SYSTEM	St Petersburg Radio Site	150 14th St N	St Petersburg	33705	INT CRIT
280	RADIO SYSTEM	Tarpon Springs Radio Site	3820 US Alt 19 N	Palm Harbor	34683	INT CRIT
281	RADIO SYSTEM	Toytown Radio Site	10540 16th St N	St Petersburg	33716	INT CRIT
282	SCHOOL	Anona Elementary	12301 Indian Rocks Rd	Largo	33774	Minor
283	SCHOOL	Azelia Elementary	1680 74th St N	St Petersburg	33710	Minor
284	SCHOOL	Azelia Middle	7655 22nd Av N	St Petersburg	33710	Minor
285	SCHOOL	Bardmoor Elementary	8900 Greenbriar Rd	Seminole	33777	Minor
286	SCHOOL	Bauder Elementary	12755 86th Av N	Seminole	33776	Minor
287	SCHOOL	Bay Point Elementary	2551 62nd Av S	St Petersburg	33712	Minor
288	SCHOOL	Bay Point Middle	2151 62nd Av S	St Petersburg	33712	Minor
289	SCHOOL	Bay Vista Fundamental Elementary	5900 9th St S	St Petersburg	33705	Minor
290	SCHOOL	Bear Creek Elementary	350 61st St S	St Petersburg	33707	Minor
291	SCHOOL	Belcher Elementary	1839 S Belcher Rd	Clearwater	33764	Minor
292	SCHOOL	Belleair Elementary	1156 Lakeview Rd	Clearwater	33756	Minor
293	SCHOOL	Blanton Elementary	6400 54th Av N	St Petersburg	33709	Minor
294	SCHOOL	Boca Ciega High	924 58th Street S	Gulfport	33707	Minor
295	SCHOOL	Brooker Creek Elementary	3102 Forelock	Palm Harbor	34685	Minor
296	SCHOOL	Campbell Park Elementary	1101 7th Av S	St Petersburg	33705	Minor
297	SCHOOL	Carwise, Joseph L., Middle	3301 Bentley Dr	Palm Harbor	34684	Minor
298	SCHOOL	Clearview Avenue Elementary	3815 43rd St N	St Petersburg	33713	Minor
299	SCHOOL	Clearwater Discovery	1220 Palmetto St	Clearwater	33755	Minor
300	SCHOOL	Clearwater High	540 S Hercules Av	Clearwater	33764	Minor
301	SCHOOL	Coachmen Fundamental Middle	2235 NE Coachman Rd	Clearwater	33765	Minor
302	SCHOOL	Countyrside High	3000 State Road 580	Clearwater	33761	Minor
303	SCHOOL	Cross Bayou Elementary	6886 102nd Av	Pinellas Park	33782	Minor
304	SCHOOL	Curlew Creek Elementary	3030 Curlew Rd	Palm Harbor	34684	Minor
305	SCHOOL	Curtis Fundamental Elementary	1210 Holt Av	Clearwater	33755	Minor
306	SCHOOL	Cypress Woods Elementary	4900 Cypress Woods Bl	Palm Harbor	34685	Minor
307	SCHOOL	Davis, Lelia G., Elementary	2630 Landmark Dr	Clearwater	33761	Minor
308	SCHOOL	Dixie Hollins Evening Adult Education Center	4940 62nd St N	St Petersburg	33709	Minor
309	SCHOOL	Dunedin Elementary	531 Beltrees St	Dunedin	34698	Minor
310	SCHOOL	Dunedin High	1651 Pinehurst Rd	Dunedin	34968	Minor
311	SCHOOL	Dunedin Highland Middle	896 Union St	Dunedin	34698	Minor
312	SCHOOL	East Lake High	1300 Silver Eagle Dr	Tarpon Springs	34689	Minor
313	SCHOOL	Eisenhower Elementary	28900 Drew St	Clearwater	33759	Minor
314	SCHOOL	Fairmont Park Elementary	575 41st St S	St Petersburg	33711	Minor
315	SCHOOL	Fitzgerald Middle	6410 118th Av N	St Petersburg	33773	Minor
316	SCHOOL	Forest Lakes Elementary	301 Pine Av	St Petersburg	34677	Minor
317	SCHOOL	Frontier Elementary	6995 Hopedale Land	Clearwater	33764	Minor
318	SCHOOL	Fuguitt Elementary	13010 101st St	Largo	33773	Minor
319	SCHOOL	Garrison-Jones Elementary	3133 Garrison Rd	Palm Harbor	34683	Minor
320	SCHOOL	Gibbs High	850 34th St S	St Petersburg	33711	Minor
321	SCHOOL	Gulf Beaches Elementary	8600 Boca Ciega Dr	St Petersburg	33706	Minor

(7 of 10)

	A	B	C	D	E	F
322	SCHOOL	Gulfport Elementary	2014 52nd St S	Gulfport	33707	Minor
323	SCHOOL	Hamilton District	5125 11th Av S	Gulfport	33707	Minor
324	SCHOOL	Harris, Nina, Exceptional Student Education Center	6000 70th Av N	Pinellas Park	33781	Minor
325	SCHOOL	High Point Elementary	6033 150th Av N	Clearwater	33760	Minor
326	SCHOOL	Highland Lakes Elementary	3636 Ridge Bl	Palm Harbor	34684	Minor
327	SCHOOL	Hunsinger, Calvin	1863 Betty Lane N	Clearwater	33755	Minor
328	SCHOOL	Kennedy Middle	1660 Palmetto St	Clearwater	33755	Minor
329	SCHOOL	Kings Highway Elementary	1715 Kings Highway	Clearwater	33755	Minor
330	SCHOOL	Lake St. George Elementary	2855 County Rd 95	Palm Harbor	34684	Minor
331	SCHOOL	Lakeview Fundamental Elementary	2229 25th St S	St Petersburg	33712	Minor
332	SCHOOL	Lakewood Elementary	2154 27th Av N	St Petersburg	33713	Minor
333	SCHOOL	Lakewood High	1400 54th Av S	St Petersburg	33705	Minor
334	SCHOOL	Largo Central Elementary	250 1st Av NE	Largo	33770	Minor
335	SCHOOL	Largo High/Teaching Arts	410 Missouri Av	Largo	33770	Minor
336	SCHOOL	Largo Middle	155 8th Av SE	Largo	33771	Minor
337	SCHOOL	Lealman Avenue Elementary	4001 58th Av N	Tarpon Springs	34689	Minor
338	SCHOOL	Lealman Discovery School	4100 35th St N	St Petersburg	33714	Minor
339	SCHOOL	Lynch Elementary	1901 71st Av N	St Petersburg	33702	Minor
340	SCHOOL	Madeira Beach Elementary	749 Madeira Beach Causeway	Madeira Beach	33708	Minor
341	SCHOOL	Madeira Beach Middle	591 Madeira Beach Causeway	Madeira Beach	33708	Minor
342	SCHOOL	Maximo Elementary	4850 31st St S	St Petersburg	33712	Minor
343	SCHOOL	McMullen Booth Elementary	3025 Union St	Clearwater	33759	Minor
344	SCHOOL	Meadowlawn Middle	5900 16th St N	St Petersburg	33714	Minor
345	SCHOOL	Melrose Elementary	1752 13th Av S	St Petersburg	33714	Minor
346	SCHOOL	Mildred Helms Elementary	561 S Clearwater/Largo Rd	Largo	33770	Minor
347	SCHOOL	Mount Vernon Elementary	4629 13th Av N	St Petersburg	33713	Minor
348	SCHOOL	North Shore Elementary	3500 Oak St NE	St Petersburg	33704	Minor
349	SCHOOL	North Ward Elementary	900 N Ft Harrison Av	Clearwater	33755	Minor
350	SCHOOL	North Ward School	327 11th Av N	St Petersburg	34701	Minor
351	SCHOOL	Northeast High & Northeast Community	1717 54th Av N	St Petersburg	33714	Minor
352	SCHOOL	Northwest Elementary	5601 22nd Av N	St Petersburg	33710	Minor
353	SCHOOL	Oak Grove Middle	1370 S Belcher Rd	Clearwater	33764	Minor
354	SCHOOL	Oakhurst Elementary	10535 137th St N	Largo	33774	Minor
355	SCHOOL	Oldsmar Elementary	302 W Dartmouth Av	Oldsmar	34677	Minor
356	SCHOOL	Orange Grove Elementary	10300 65th Av N	Seminole	33772	Minor
357	SCHOOL	Osceola High & Sixteenth Street Middle Magnet School	9751 98th St N	Seminole	33777	Minor
358	SCHOOL	Osceola Middle	9301 98th St N	Seminole	33777	Minor
359	SCHOOL	Ozona Elementary	601 Tampa Rd	Palm Harbor	34683	Minor
360	SCHOOL	Palm Harbor Elementary	415 15th St	Palm Harbor	34683	Minor
361	SCHOOL	Palm Harbor Middle	1800 Tampa Rd	Palm Harbor	34683	Minor
362	SCHOOL	Palm Harbor University High	1900 Omaha St	Palm Harbor	34683	Minor
363	SCHOOL	Pasadena Fundamental Elementary	95 72nd St N	St Petersburg	33710	Minor
364	SCHOOL	Perkins Elementary	2400 Queensboro Av S	St Petersburg	33712	Minor
365	SCHOOL	Pinellas Central Elementary	10501 58th St N	Pinellas Park	33782	Minor
366	SCHOOL	Pinellas Park Elementary	7520 52nd St N	Pinellas Park	33781	Minor
367	SCHOOL	Pinellas Park High	6305 118th Av N	Largo	33773	Minor

(8 of 10)

	A	B	C	D	E	F
368	SCHOOL	Pinellas Park Middle	6940 70th Av N	Pinellas Park	33781	Minor
369	SCHOOL	Plumb Elementary	1920 Lakeview Rd	Clearwater	33764	Minor
370	SCHOOL	Ponce de Leon Elementary	1301 Ponce de Leon Av	Clearwater	33756	Minor
371	SCHOOL	Rawlings, Marjorie K Elementary	6505 68th St n	Pinellas Park	33781	Minor
372	SCHOOL	Ridgecrest Elementary	1901 119th St N	Largo	33778	Minor
373	SCHOOL	Rio Vista Elementary	8131 Macoma Dr NE	St Petersburg	33702	Minor
374	SCHOOL	Rivera Middle	501 62nd AV NE	St Petersburg	33702	Minor
375	SCHOOL	Robinson, Samuel M. Challenge School	1101 Marshall St	Clearwater	33755	Minor
376	SCHOOL	Safety Harbor Center - IBIS	675 Elm AV N	Safety Harbor	34695	Minor
377	SCHOOL	Safety Harbor Elementary	535 5th Av N	Safety Harbor	34695	Minor
378	SCHOOL	Safety Harbor Middle	125 7th St N	Safety Harbor	33776	Minor
379	SCHOOL	San Jose Elementary	1670 San Helen Dr	Dunedin	34698	Minor
380	SCHOOL	Sanders, Richard L. School	4960 78th Av N	Pinellas Park	33781	Minor
381	SCHOOL	Sandy Lake Elementary	1360 Sandy lane	Clearwater	33755	Minor
382	SCHOOL	Sawgrass Lake Elementary	1815 77th Av N	St Petersburg	33702	Minor
383	SCHOOL	School Board	2190 Cleveland St	Clearwater	34615	Minor
384	SCHOOL	Seminole Elementary	10950 74th Av N	Seminole	33772	Minor
385	SCHOOL	Seminole High	8401 131st St N	Seminole	33776	Minor
386	SCHOOL	Seminole Middle	8701 131st St N	Seminole	33776	Minor
387	SCHOOL	Seminole Vocational Education Center	12611 86th Av N	Seminole	33776	Minor
388	SCHOOL	Seventy-Fourth St Elementary	3801 74th St N	St Petersburg	33709	Minor
389	SCHOOL	Sexton Elementary	1997 54th Av N	St Petersburg	33714	Minor
390	SCHOOL	Shore Acres Elementary	1800 62nd Av NE	St Petersburg	33703	Minor
391	SCHOOL	Sixteenth Street Middle Quality School	3836 21st AV S	St Petersburg	33711	Minor
392	SCHOOL	Skycrest Elementary	10 N Corona Av	Clearwater	33765	Minor
393	SCHOOL	Skyview Elementary	8601 60th St N	Pinellas Park	33782	Minor
394	SCHOOL	South Ward Elementary	610 S Ft Harrison AV	Clearwater	33756	Minor
395	SCHOOL	Southern Oak Elementary	9101 Walsingham Rd	Largo	33773	Minor
396	SCHOOL	Southside Fundamental Middle	1701 10th St S	St Petersburg	33705	Minor
397	SCHOOL	St Petersburg Challenge	2350 22nd Av S	St Petersburg	33712	Minor
398	SCHOOL	St Petersburg High	2501 5th Avenue N	St Petersburg	33713	Minor
399	SCHOOL	Starkey Elementary	9300 86th Av N	Seminole	33777	Minor
400	SCHOOL	Stephens, Jr., Paul B. Exceptional Student Ed Center	2929 County Rd 193	Clearwater	33759	Minor
401	SCHOOL	Sunset Hills Elementary	1513 Gulf Rd	Tarpon Springs	34689	Minor
402	SCHOOL	Sutherland Elementary	3150 Belcher Rd	Palm Harbor	34683	Minor
403	SCHOOL	Tarpon Springs Elementary	525 N Disston Av	Tarpon Springs	34689	Minor
404	SCHOOL	Tarpon Springs Fundamental Elementary	400 E Harrison	Tarpon Springs	34689	Minor
405	SCHOOL	Tarpon Springs High	1411 S Gulf Rd	Tarpon Springs	34689	Minor
406	SCHOOL	Tarpon Springs Middle	500 N Florida Av	Tarpon Springs	34689	Minor
407	SCHOOL	Tarpon Springs SOC SCVS	41 N Ring Ave	St Petersburg	33714	Minor
408	SCHOOL	Tomlinson Adult Learning Center	296 Mirror Lake Dr	St Petersburg	33710	Minor
409	SCHOOL	Tyrone Elementary	2401 66th St N	St Petersburg	33710	Minor
410	SCHOOL	Tyrone Middle	6421 22nd Av N	St Petersburg	33710	Minor
411	SCHOOL	Walsingham Elementary	9099 Walsingham Rd	Largo	33773	Minor
412	SCHOOL	Westgale Elementary	3560 58th St N	St Petersburg	33710	Minor
413	SCHOOL	Woodlawn Elementary	1600 16th St N	St Petersburg	33713	Minor

(9 of 10)

	A	B	C	D	E	F
414	SCHOOL BOARD	Anderson Environmental Education Center	7400 25th St N	St Petersburg	33702	Minor
415	SCHOOL BOARD	Druid Complex	1960 E Druid Rd	Clearwater	33764	Minor
416	SCHOOL BOARD	Enterprise Village	12100 Starkey Rd	Largo	33773	Minor
417	SCHOOL BOARD	High Point Service Center	5925 150th Av N	Clearwater	33760	Minor
418	SCHOOL BOARD	P.C. Schools Administration	301 4th Street SW	Largo	33770	Minor
419	SCHOOL BOARD	PC Council of PTAs	1851 Asbury Dr	Clearwater	33765	Minor
420	SCHOOL BOARD	PC Education Foundation	19321 US 19 N, Suite C520	Clearwater	33764	Minor
421	SCHOOL BOARD	Pownall, Walter, Service Center & Campus Police	11111 Belcher Rd S	Largo	33773	Minor
422	SCHOOL BOARD	Risk Management and Insurance	301 4th St SW	Largo	33770	Minor
423	SCHOOL BOARD	School Operations/Student Services, Area I	525 Pennsylvania Av	Palm Harbor	34683	Minor
424	SCHOOL BOARD	School Operations/Student Services, Area II	1015 10th Av N	St Petersburg	33705	Minor
425	SCHOOL BOARD	School Operations/Student Services, Area III	1001 51st St S	Gulfport	33707	Minor
426	SCHOOL BOARD	St Petersburg Science Center	7701 22nd Av N	St Petersburg	33710	Minor
427	SOCIAL SVCS	Social Services Administration	1100 Cleveland St.	Clearwater	34615	Minor
428	SOCIAL SVCS	Social Services St Petersburg	647 1st Av N	St Petersburg	33701	Minor
429	SOCIAL SVCS	Social Services-Tarpon Springs	41 N Ring Ave	Tarpon Springs	34689	Minor
430	SPJC	St Petersburg Junior College Administration	8580 66th St N	Pinellas Park	33781	Minor
431	SPJC	St Petersburg Junior College Health Education Ctr (EMS/CME)	7200 66th St N	Pinellas Park	33733	Minor
432	SPJC	St Petersburg Junior College/AllState Center	3200 34th St S	St Petersburg	33711	Minor
433	SPJC	St Petersburg Junior College/Clearwater Campus	2465 Drew St	Clearwater	34665	Minor
434	SPJC	St Petersburg Junior College/St Petersburg Campus	6605 5th Ave N	St Petersburg	33710	Minor
435	SPJC	St Petersburg Junior College/Tarpon Springs Campus	600 Ktosterman Rd	St Petersburg	34683	Minor
436	SPJC	Tax Collector-North County Branch	29399 U.S. 19 N.	Clearwater	34621	Minor
437	TAX COLL	Tax Collector-Clearwater Branch	1663 Gulf to Bay Boulevard	Clearwater	34616	Minor
438	TAX COLL	Tax Collector-Mid County Branch	8575 Bryan Dairy Rd.	Largo	34647	Minor
439	UTILITIES	Capri Isle Pump Station	12050 2nd St. E.	Treasure Island	33706	Minor
440	UTILITIES	Indian Rocks Yard (Fleet & Utilities)	11700 Hamlin BI	Largo	34644	Minor
441	UTILITIES	Keller Pumping Station	3655 Keller Cir	Tarpon Springs	34689	Minor
442	UTILITIES	Logan Pumping Station Administration	1620 Ridge Rd	Largo	34648	Minor
443	UTILITIES	McKay Creek WWTP	14800 118th Ave N	Largo	33709	Minor
444	UTILITIES	North Booster Station	SR 580 & U.S. Hwy. 19	Clearwater	34621	Minor
445	UTILITIES	North East Package WWTP	2502 Maintenance Rd	Palm Harbor	34685	Minor
446	UTILITIES	North Pinellas WWTP	3820 U S Alt 19 N	Palm Harbor	34683	Minor
447	UTILITIES	Oakhursl Pumping Station	11323 74th Ave N	Semlnole	34642	Minor
448	UTILITIES	Sold Waste Administration	3095 114th Av N	St. Petersburg	33716	Minor
449	UTILITIES	Solid Waste	3000 110th Ave N.	St. Petersburg	33716	Minor
450	UTILITIES	Solid Waste	3010 114th Avenue N.	St Petersburg	33622	Minor
451	UTILITIES	South Cross Bayou WWTP	5900 74th St N	St Petersburg	33709	Minor
452	UTILITIES	Stormwtr/IRR Pump Station	11410 34th Street N.	St Petersburg	34622	Minor
453	UTILITIES	Tire Shear Area (Solid Waste)	4000 118th Avenue N.	St. Petersburg	33622	Minor
454	UTILITIES	Utilities Cust. Svc., North	2431 Tampa Rd.	Palm Harbor	34683	Minor
455	UTILITIES	Well House (58)	7050 Keystone Rd	St Petersburg	34669	Minor
456	VETERANS	Veterans Services St Petersburg	3160 5th Ave N. Plaza 300	St Petersburg	33713	Minor
457
458
459

(10 of 10)

Franchise Fee

Pinellas County Franchise Fee Schedule

For the Month of:

Cable Service:
(i.e. Basic, Expanded, Premium)

Other Services:
(i.e. Pay Per View, Installation, Equipment Rental)

Miscellaneous Revenue:
(i.e. Late Charges, Other Revenues)

Less Collection of Sales Tax

Net Receipts

Franchise Fees Collected

Other Income:
i.e. Advertising, Studio Production, Leased Access, Shopping Revenue)

Total receipts subject to calculation

Franchise fee rate	x 0.05

Franchise fees due Pinellas County

EXHIBIT “C”

No. 28 (1)

BCC 12-14-99

9.30 A.M. DAY

#28	ORDINANCE NO. 99-106 ADOPTED APPROVING A. CABLE SYSTEM FRANCHISE AGREEMENT WHICH GRANTS A CABLE SYSTEM FRANCHISE TO GTE MEDIA VENTURES INCORPORATED FOR A TEN-YEAR PERIOD; AGREEMENT FOR NON-DISCRIMINATORY TREATMENT - APPROVED FOR EXECUTION

Pursuant to legal notice published in the December 3, 1999 issue of the St. Petersburg Times as evidenced by publisher’s affidavit filed with the Clerk, public hearing was held on a proposed ordinance approving a cable television system franchise agreement which grants a cable system franchise to GTE Media Ventures Incorporated for a ten-year period. Chief Deputy Clerk C. R. Short reported that no correspondence relative to the proposed ordinance has been received; and that the matter is property before the Board to be heard.

County Administrator Fred E. Marquis stated that staff recommends approval of the proposed ordinance together with an Agreement for Non-Discriminatory Treatment with GTE Media Ventures Incorporated.

Carl Pilnick, Telecommunications & Management Corporation, related that the franchise agreement is for a ten-year period and provides for an additional ten cents per subscriber monthly fee which would be allocated for institutional network services.

Chief Assistant County Attorney James L. Bennett provided the members with a copy of a draft of the proposed ordinance and described the minor changes with which GTE has concurred; and in response to queries by the members, he indicated that the initial grant in the amount of $96,764.85 represents the Public, Educational and Governmental (PEG) Access obligations required of GTE through December 31, 1999; and that the Agreement for Non-Discriminatory Treatment provides for GTE’s obligations to be placed at a competitive level equal with Time Warner’s obligations and contains no significant concessions by the County.

In response to the Chairman’s call for persons wishing to speak, the following persons appeared and offered their comments:

Connie Mudano, President, Pinellas Public Access Television

Emily Rogers Coeymen, 6936 40th Avenue North, St. Petersburg

No. 28 (2)

BCC 12-14-99

9.30 A.M. DAY

Following discussion, Commissioner Stewart moved, seconded by Commissioner Harris, that Ordinance No. 99-106 be adopted as recommended by the County Administrator. Upon roll call, the vote was:

Ayes: Parks, Stewart, Todd and Harris.

Nays: Seel.

Absent and not voting: None.

[GRAPHIC]

COMMISSIONERS SALLIE PARKS - CHAIRMAN ROBERT B. STEWART - VICE CHAIRMAN CALVIN D. HARRIS KAREN WILLIAMS SEEL BARBARA SHEEN TODD	BOARD OF COUNTY COMMISSIONERS PINELLAS COUNTY, FLORIDA 315 COURT STREET CLEARWATER, FLORIDA 33756 PHONE: (727) 464-3354 FAX: (727) 464-4147 SUSAN H. CHURUT1 COUNTY ATTORNEY

December 28, 1999

David Miekle

GTE Media Ventures, Inc.

600 Hidden Ridge

Irving, TX 75038

RE:	Franchise Agreements

Dear Dave:

Enclosed is a transmittal letter from the Clerk to the Secretary of State requesting immediate filing of the Franchise Agreement Ordinance with that office. Also enclosed are minutes from the meeting and executed copies of the both the Franchise Agreement and the Agreement for Non-Discriminatory Treatment. I have also placed in the Agreement a reduced copy of Exhibit A as well as a full-sized copy.

Please feel free to call if you have any questions.

Sincerely,

/s/ James L. Bennett

James L. Bennett Chief Assistant County Attorney

JLB/kem

enclosures

RECEIVED

JAN 12 2000

[GRAPHIC]	BOARD OF COUNTY COMMISSIONERS
PINELLAS COUNTY, FLORIDA
315 COURT STREET
KARLEEN F. DE BLAKER	CLEARWATER, FLORIDA 33756
CLERK OF BOARD OF COUNTY COMMISSIONERS
CLERK OF WATER AND NAVIGATION CONTROL AUTHORITY	Federal Express
COUNTY AUDITOR AND TREASURER	Airbill No. 9390502225

December 28, 1999

RECEIVED

DEC 28 1999

COUNTY ATTORNEY

Liz Cloud, Chief

Bureau of Administrative Code

Department of State

401 South Monroe Street

The Elliot Building

Tallahassee, FL 32399-0250

Dear Mrs. Cloud:

Enclosed herewith are certified copies of Ordinance No. 99-106, adopted by the Pinellas County Board of County Commissioners at its meeting held on December 14, 1999.

Please return one receipted copy of the ordinance to Linda R. Reed, Deputy Clerk, Board Records Department, Pinellas County Courthouse, 315 Court Street, Clearwater, Florida 33756.

Very truly yours,

KARLEEN F. De BLAKER, CLERK

By:	/s/ Linda R. Reed

Linda R. Reed, Deputy Clerk

LRR/ht

c: James Bennett, Chief Assistant County Attorney w/o enc.

TO:	The Honorable Chairman and Members of the Board of County Commissioners	_______ 11/21/__ _23

/s/ D. Gay Lancaster

FROM:	D. Gay Lancaster Interim County Administrator

DISTR.:	Department of Public Affairs

RE:	Approval and Execution of Production Truck Usage Agreement

DATE:	November 21, 2000

RECOMMENDATION:

I RECOMMEND THAT THE BOARD OF COUNTY COMMISSIONERS APPROVE AND EXECUTE THE ATTACHED PRODUCTION TRUCK USAGE AGREEMENT WITH VERIZON MEDIA VENTURES, INC.

DISCUSSION:

Section 7.2.3 of the GTE (now Verizon) Media Ventures, Inc. Cable Franchise Agreement provides that the Grantee (Verizon) will furnish Pinellas County with use of its production truck for government access programming and that the terms of this Agreement will be set out in a separate Agreement. That Agreement is attached.

The provisions of this Agreement allow up to 16 hours per month of free use of the production truck within the limits set by the Agreement. Pinellas County may use the truck between the hours of 8:00 a.m.-5:00 p.m. Monday through Friday with exceptions for after-hour and week-end usage. Furthermore, Pinellas County will receive extra usage time where Verizon is unable to accommodate Pinellas County’s schedule.

Overall, this Agreement closes one of the final open issues regarding the Cable Franchise Agreement. Therefore, I recommend that the Board of County Commissioners approve and execute the attached Production Truck Usage Agreement with Verizon Media Ventures, Inc.

DGL.CEB/rc

Att.

RECEIVED BY

OCT 10 2000

PUBLIC AFFAIRS

OCT 16 2000

RISK MANAGEMENT

CONTRACT REVIEW TRANSMITTAL SLIP

PROJECT: PRODUCTION TRUCK USAGE AGREEMENT

BID NUMBER: _________

TYPE:	☐ Purchase Contract	☐ Construction - Less Than $100,000
☑ Other: Illegible

In accordance with the policy guide for Contract Administration, the attached documents are submitted for your review and comment.

Upon completion of your review, please complete the Contract Review Transmittal Slip below and forward to the next Review Authority on the list. Please indicate suggested changes by revising, in RED, the appropriate section of the documents to reflect the exact wording of the desired change.

RISK MANAGEMANT: Please enter required liability coverage on pages:

This is an annual/semi-annual required contract. Estimated annual/semi-annual expenditure:

REVIEW SEQUENCE	REVIEW AUTHORITY	REVIEW DATE	REVIEW SIGNATURE	COMMENTS (Attach separate page if necessary)
1.	Originator (Public Affairs)	10-13-00	Illegible	_________________
2.	Risk Management	10/16/00	Illegible	_________________
3.	Audit/Finance	10/18/00	Illegible	_________________
4.	County Administrator (Steve Caroll)	10/18/00	SBC	_________________
5.	Legal	10/27/00	Illegible	_________________

NOTICE: THIS REVIEW PROCESS MUST BE COMPLETED BY: ASAP.

RETURN TO: Carl E. Brody, Jr., Assistant County Attorney

RECEIVED

OCT 19 2000

COUNTY ATTORNEY.

RECEIVED

OCT 17 2000

FINANCE ADMIN.

OCT 19 2000

PRODUCTION TRUCK USAGE AGREEMENT

THIS PRODUCTION TRUCK USAGE AGREEMENT (“AGREEMENT”), made and entered into this              day of             , 2000, by and between PINELLAS COUNTY, a political subdivision of the State of Florida, hereinafter called “the County” and VERIZON MEDIA VENTURES INC. f/k/a GTE MEDIA VENTURES INCORPORATED, hereinafter called “VERIZON”. The County and GTE may be referred to herein collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, the County has entered into a Cable System Franchise Agreement with VERIZON.

WHEREAS, Section 7.2.3. of the Cable System Franchise Agreement provides the County with access to a VERIZON Production Truck; and

WHEREAS, the County desires to begin using this Production Truck in order to facilitate further programs on its Government access channel.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, it is agreed by and between the parties hereto as follows:

Section 1.	Term of Agreement.

This Agreement will be effective for a period not to exceed the termination or expiration date of the abovementioned Cable System Franchise Agreement between the County and VERIZON.

Section 2.	Scope of Commitment.

VERIZON shall provide the use of a Production Truck, consistent with Section 7.2.3. of the Cable System Franchise Agreement to individuals authorized by the Pinellas County Department of Public Affairs, who are County employees at least 18 years of age. Use of the Production Truck, including driver and mobile production assistance, shall, in all instances, be limited to County government access channel programming, and only made available Monday through Friday between the hours of 8 a.m. and 5 p.m. (Eastern Standard Time) excluding national holidays recognized by VERIZON, for no more than eight (8) hours per day and confined to operating within the boundaries of the County, except that the County may use the Production Truck once per calendar quarter on a weeknight         . Monday through Friday between the hours of 5:00 p.m. and 12:00 a.m. (Eastern Standard Time), and the County may use the production truck on one Saturday between the hours of 8 a.m. and 5 p.m. (Eastern Standard Time) per calendar quarter.

VERIZON shall, on a quarterly basis, provide the County with a schedule identifying the known dates and times, including pre-existing arrangements with third parties, on which the Production Truck is unavailable for the County’s use. County must provide VERIZON with thirty (30) days prior written notice, but not to exceed ninety (90) days, of the date, time and location for use of the Production Truck. No more than once per month, limited to special unscheduled events, County may submit a written request to use the Production Truck on no less than seventy two (72) hours notice. In any event, the County’s use of the Production Truck shall only be denied based on good faith unavailability which may include, but not be limited to pre-existing arrangements with third parties, and VERIZON must inform the County of an alternative date and time when use of the Production Truck may be available. Notwithstanding anything to the contrary, VERIZON reserves the right to re-schedule County’s use of the Production Truck at any time if in VERIZON’s sole discretion, VERIZON determines that its use of the Production Truck is appropriate for its legitimate business needs. In such event VERIZON shall provide written notice of and identify its business need              County’s previously scheduled use of the Production Truck within 24 hours of County’s previously scheduled use of the Production Truck. If this written notice is provided to the County within seven (7) calendar days prior to its scheduled use by the County and so long as such scheduled use was requested by the County in writing at least thirty (30) days in advance, VERIZON shall provide the County with two (2) additional hours of Production Truck usage, which shall be

available for use on a date and time approved by VERIZON, limited to Monday through Friday, between the hours          8:00 a.m. and 5:00 p.m. (Eastern Standard Time). No such additional use of the Production Truck shall be available to the County if the written notice is provided by VERIZON to County more than seven (7) calendar days prior to the County’s previously scheduled use of the Production Truck. Additional use of the Production Truck based on the above circumstances, if any, shall be completed prior to the end of the subsequent calendar quarter. Notwithstanding the foregoing, in no event shall such additional usage accumulate to exceed four (4) hours per quarter.

Only VERIZON employees and its designated agents, representatives, or contractors are permitted to operate the Production Truck. Failure of any County employee designated by the County Department of Public Affairs to continuously demonstrate, in VERIZON’s sole discretion, a satisfactory ability to responsibly             , use or operate any of the production equipment will immediately result in that individual being denied access and/or use of the Production Truck and all production equipment. VERIZON shall be responsible for reasonable operating expenses of the Production Truck so long as its use fully complies with this Agreement. The County is allowed sixteen hours of Production Truck use per calendar month, but unused hours shall not carry over from month to month. Should the County use the Production Truck more than eight hours per day or sixteen hours during a calendar month. VERIZON shall invoice and the County shall pay $220 per hour for each hour of use in excess of sixteen hours, prorated to the next quarter hour. Hourly rates are subject to an annual adjustment by VERIZON, commencing on the anniversary date of each year during the term of this Agreement. Notwithstanding the foregoing, no hourly rate increase shall be greater than 75% of the most recently available unadjusted percent change for the prior twelve (12) months in the Consumer Price Index (CPI). Urban as reported by the U.S. Department of Labor Bureau of Labor Statistics. If the CPI Urban is discontinued or materially altered, the Parties agree to negotiate and mutually agree in good faith on a substitute index that shall be substantially comparable to the CPI. Urban as in effect on the date hereof. The County’s use of the Production Truck begins at the time that the Production Truck arrives at the site designated by the County or is under the direction of or use by the County, whichever first occurs, and ends at the time that the Production Truck leaves the site or is no longer under the direction of or use by the County, whichever last occurs.

Section 3.	Termination of Agreement.

The County reserves the right to cancel this Agreement without cause by giving thirty (30) days prior notice to VERIZON in writing of the intention to cancel or with cause if at any time VERIZON falls to fulfill or abide by any of the terms or conditions of this Agreement or the Cable System Franchise Agreement. Failure of either Party to comply with any of the material provisions of this Agreement shall be considered a material breach of this Agreement and shall be cause for immediate termination of this Agreement.

Section 4.	Modification of Agreement.

There shall be no modification of this Agreement or of any covenant, condition, or limitation herein contained unless mutually agreed upon by the County and VERIZON and incorporated as a written amendment to this Agreement signed by duly authorized representatives of the Parties.

Section 5.	Independent Contractor.

It is hereby mutually agreed that each Party is and shall remain an independent contractor and is not an employee or agent of the other Party.

Section 6.	Renewal Option.

This Agreement may be extended subject to extension of the Cable System Franchise Agreement and written notice of agreement from the County and VERIZON, for a period coinciding with the period of any extension to the Cable System Franchise Agreement.

Section 7.	Insurance Requirement.

The County and VERIZON agree to procure and maintain insurance as outlined below during the term of this Agreement and to provide Certificates of Insurance naming the other Party an additional insured:

Comprehensive General Liability in the combined single limit of $2,000,000;

Comprehensive Automobile Liability with combined single limit of $1,000,000;

Workers’ Compensation covering each party’s full liability as required under the Workers’ Compensation laws of the applicable state; and

Employer’s liability coverage with a minimum of $500,000 Occurrence, $250,000 Disease Employee, $500,000 Disease Aggregate.

Section 8.	Conformity to Law.

The County and VERIZON shall comply with all federal, state, and local laws and ordinances, and any rules or regulations adopted thereunder. Neither party shall discriminate on the grounds of race, religion, color, sex, national origin, age, or handicap in the performance of services under this Agreement.

Section 9.	Non-Assignability.

Neither the County nor VERIZON shall assign their rights or responsibilities under this Agreement to another party, except that either Party may assign this Agreement in whole or in part to its parent, subsidiary or affiliate, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

Section 10.	Documents Comprising Agreement.

This Agreement shall include this Agreement, as well as the following documents which are attached hereto and incorporated herein by reference:

VERIZON’s Certificate of Insurance required under Section 7 of this Agreement.

The County’s Certificate of Insurance required under Section 7 of this Agreement.

Section 11.	Waiver of Breach.

The waiver of either Party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach hereof.

Section 12.	Severability.

If any provision, or any portion thereof, contained in this Agreement is held unconstitutional, invalid or unenforceable, the remainder of this Agreement, or portion thereof, shall be deemed severable, shall not be affected, and shall remain in full force and effect.

Section 13.	Agreement Covered by Florida Law.

The laws of the State of Florida shall govern this Agreement.

Section 14.	Agreement Management.

The Pinellas County Department of Public Affairs designates the following person as the liaison for the County:

Pinellas County

Ronnie Goodstein

315 Court Street

Clearwater, Florida 33756

VERIZON designates the following person as its liaison:

VERIZON Media Ventures Inc.

General Manager

3001 Candy Boulevard North

Pinellas Park, Florida 33782

Phone: (727) 217-2605

Section 15.	Exclusions and Liability.

VERIZON is not responsible for Production Truck or equipment failure or failure to provide use of Production Truck beyond the reasonable control of VERIZON. VERIZON’s liability under this Agreement for any loss, cost, claim, liability, damage, or expense (including attorneys’ fees) relating to or arising out of any negligent act or omission in its performance of obligations arising out of this Agreement, shall be limited to direct damages actually incurred. VERIZON WILL NOT, IN ANY EVENT, BE LIABLE IN CONTRACT, TORT, OR OTHERWISE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, INCLUDING, WITHOUT LIMITATION, UNAUTHORISED USAGE, LOST BUSINESS PROFITS OR DAMAGE OR DESTRUCTION OF THE VIDEO PRODUCTION EVENT, INCLUDING THE GOVERNMENT ACCESS CHANNEL PROGRAMMING, EVEN IF VERIZON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. VERIZON MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTION TRUCK AND EQUIPMENT USAGE, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Section 16.	Force Majeure.

VERIZON shall not be responsible for or deemed to be in default because of delays in providing services or access to the Production Truck and equipment under this Agreement due to causes beyond VERIZON’s control and not occasioned by its fault or negligence, including, but not limited to, war, revolution, civil commotion, labor difficulties, insurrection, fire, flood, severe weather, acts or omissions of the County, any act of government, acts of God or the public enemy.

Section 17.	Dispute Resolution.

Any controversy, dispute or claim arising out of or relating to the interpretation of this Agreement shall be first subject to a thirty (30) day negotiation period between the parties. Should such negotiations fall to resolve the dispute, either party may file for relief in a court of appropriate jurisdiction.

Section 18.	Entire Agreement.

This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes and replaces any prior or contemporaneous undertakings, commitments or agreements, oral or written, as to its subject matter.

Section 19.	Separate Enforcement of Provisions.

If, for any reason, any provision of this Agreement shall be finally determined to be invalid, void or unenforceable by a court or regulatory body of competent jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated unless removal of the provision in question results in frustration of the purpose of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed the day and year first above written.

ATTEST: PINELLAS COUNTY, FLORIDA

KARLEEN F. De BLAKER	acting by and through its Board of Clerk of the Circuit Court County Commissioners

By:	By:

Deputy Clerk	Chairman

APPROVED AS TO FORM OFFICE OF COUNTY ATTORNEY

By:	/s/ Illegible

Attorney

ATTEST: VERIZON MEDIA VENTURES INC.

By:	/s/ Illegible	By:

Illegible

ATTEST:	/s/ N. BRUCE KAZEE

N. BRUCE KAZEE
ASSISTANT SECRETARY

/s/ N. Bruce Kazee		DATE ________

APPROVED AS TO FORM
N. BRUCE KAZEE COUNSEL

MARSH USA INC.	CERTIFICATE OF INSURANCE	CERTIFICATE __ HOU-00020_

PRODUCER MARSH USA INC 1601 ELM STREET #2100 DALLAS, TEXAS 75201 LACINDA PYLE (214) 849-5045

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFE__ NO RIGHTS UPON THE CERTIFICATE HOLDER OTHER THAN THOSE PROVID____ POLICY. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE _____ AFFORDED BY THE POLICIES DESCRIBED HEREIN.

COMPANIES AFFORDING COVERAGE

01042 –GAWC-00-01	COMM FL FL	COMPANY A	AMERICAN HOME ASSURANCE CO

INSURED VERIZON SELECT SERVICES ATTN: LAURA STRINGER, HQK02A25 STRATEGIC MARKETS-PROPOSAL DEVELOPMENT 6665 N. MACARTHUR BLVD. IRVING. TX 75039		COMPANY B	N/A
		COMPANY C	NATIONAL UNION FIRE OF LOUISIANA
		COMPANY D	AMERICAN INTERNATIONAL SOUTH INS CO

COVERAGES           This certificate supersedes and replaces any previously issued certificate.

THIS IS TO CERTIFY THAT POLICIES OF INSURANCE DESCRIBED HEREIN HAVE BEEN ISSUED TO THE INSURED NAMED HEREIN FOR THE POLICY PERIOD INDICATED NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THE CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, CONDITIONS AND EXCLUSIONS OF SUCH POLICIES LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/ DD/YY)	POLICY EXPIRATION DATE (MM/ DD/YY)	LIMITS
A	GENERAL LIABILITY	GL 6123522	07/01/00	07/01/01	GENERAL AGGREGATE	$	________
	☒ COMMERCIAL GENERAL LIABILITY				PRODUCTS-COMP/OF AGG	$	________
	☐☐ CLAIMS MADE ☒ OCCUR				PERSONAL & ___ INJURY	$	________
	☐ OWNER’S & CONTRACTOR’S PROT				EACH OCCURRENCE	$	________
	☐ _________________________				FIRE DAMAGE (Any one fire)	$	________
	☐				MED EXP (Any one person)	$	________

A	AUTOMOBILE LIABILITY	CA 5347709 (AOS)	07/01/00	07/01/01	COMBINED SINGLE LIMIT	$	________
A	☒ ANY AUTO	CA 5347710 (TX)	07/01/00	07/01/01
	☒ ALL OWNED AUTOS				BODILY INJURY	$
	☐ SCHEDULED AUTOS				(Per person)
	☒ HIRED AUTOS				BODILY INJURY	$
	☒ NON-OWNED AUTOS				(Per accident)
	☐ _________________________				PROPERTY DAMAGE	$
☐

	GARAGE LIABILITY				AUTO ONLY ___ ACCIDENT	$
	☐ ANY AUTO				OTHER THAN AUTO ONLY
	☐ _________________________				EACH ACCIDENT	$
	☐				AGGREGATE	$

	EXCESS LIABILITY				EACH OCCURRENCE	$
	☐ UMBRELLA FORM				AGGREGATE	$
	☐ OTHER THAN UMBRELLA FORM					$

A	WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY	WC 5274758 (AOS)	07/01/00	07/01/01	☒ WC STATUTORY LIMITS- ☐ OTHER
A		WC 5274759 (CA)	07/01/00	07/01/01	EL EACH ACCIDENT		$500____
C	THE PROPRIETOR/ PARTNERS/EXECUTIVE ☒ INCL	WC 5274761 (LA)	07/01/00	07/01/01	EL DISEASE-POLICY LIMIT		$500____
D	OFFICERS ARE: ☐ EXCL	WC 5274762 (GA)	07/01/00	07/01/01	EL DISEASE-EACH EMPLOYEE		$500____

OTHER

	ILLINOIS NATIONAL INS CO	WC 5274763 (NY, WI)/5274760(IL)	07/01/00	07/01/01	WORKERS COMP & EMPLOYERS ____ SEE ABOVE LIMITS
	NATIONAL UNION FIRE INS CO	WC 5274764 (NV, OR)	07/01/00	07/01/01
	INSURANCE CO STATE OF PA	WC 5274765 (AR, FL, MA, TN, VA)	07/01/00	07/01/01

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS (LIMITS MAY BE SUBJECT TO DEDUCTIBLES OR RETENTIONS)

WHERE REQUIRED BY INSURED CONTRACT. THE CERTIFICATE HOLDER IS INCLUDED AS ADDITIONAL INSURED (EXCEPT FOR WORK COMP___ RESPECTS THE OPERATIONS OF THE NAMED INSURED.

CERTIFICATE HOLDER	CANCELLATION

OFFICE OF COUNTY ATTORNEY, PINELLAS COUNTY, FLORIDA ATTN: ROSALIE CONTI 315 COURT STREET CLEARWATER, FL 33756	SHOULD ANY OF THE POLICIES DESCRIBED HEREIN BE CANCELLED BEFORE THE EXPIRATION DATE THE THE INSURER AFFORDING COVERAGE WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE OF THE CERTIFICATE HOLDER NAMED HEREIN. BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION LIABILITY OF ANY KIND UPON THE INSURER AFFORDING COVERAGE, ITS AGENTS OR REPRESENTATIVES.

MARSH USA INC.

/s/ ROX COOK

	By:	ROX COOK

MM1(__/__) VALID AS OF: 11/01/00

AFFIDAVIT

I, DOMENICK MURANO, Director of the Pinellas County Risk Management Department, affirm under oath pursuant to Florida Starutes, the following insurance information:

1.	The Pinellas County Board of County Commissioners is self-insured.

2.	The name of each insured is not applicable.

3.	The limits of liability are as set forth under Florida Statute 768.28.

4.	There are no coverage defenses that we are aware of at this time.

5.	There is no copy of a policy, nor a certificate of insurance, because there is no physical policy.

6.	There is excess coverage for settlements, judgments, and verdicts that are in excess of $2,500,000. Certain policy exclusions may apply.

7.	There is no Uninsured Motorist coverage.

8.	The Pinellas County Board of County Commissioners is also self-insured through the County’s Risk Management Self-Insurance Fund for Workers’ Compensation.

9.	The execution of this Affidavit is not to be considered as an admission of liability, and is not a waiver of any rights, privileges, or defenses in the event of litigation.

11/8/00 Date	/s/ DOMENICK MURANO

DOMENICK MURANO Director, Pinellas County Risk Management

STATE OF FLORIDA	)
COUNTY OF PINELLAS	)

On this 8th day of November, 2000, DOMENICK MURANO, Director of the Pinellas County Department of Risk Management, being duly sworn, has affixed his signature hereto.

11/8/00 Date	/s/ Illegible

Notary Public

My commission expires:

PERSONALLY KNOWN, NO IDENTIFICATION REQUIRED.

OFFICIAL NOTARY SEAL ROS____ CON__ NOTARY PUBLIC STATE OF FLORIDA COMMISSION NO. ____________ MY COMMISSION EXP:FEB 26, 20__